UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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WESCO AIRCRAFT HOLDINGS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200
December 15, 2017
Dear Stockholder:

You are cordially invited to attend the 2018 annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, which will be held at 1:00 p.m., Pacific Time, on Thursday, January 25, 2018, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355. At the annual meeting, stockholders will be asked to elect Class I directors, approve, by a non-binding advisory vote, our executive compensation, recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve our executive compensation, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018 and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. These proposals are more fully described in our proxy statement.

On or about December 15, 2017, we will mail to our stockholders either a full set of paper proxy materials or a notice of Internet availability of proxy materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report for the fiscal year ended September 30, 2017 and authorize your proxy electronically via the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to authorize your proxy as promptly as possible, either electronically via the Internet, by telephone or by completing and returning the enclosed proxy card if you received paper proxy materials, so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

Randy J. Snyder Chairman of the Board

24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 25, 2018
To our Stockholders:
The annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, will be held at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355, on Thursday, January 25, 2018, at 1:00 p.m., Pacific Time, for the following purposes:

1.	To elect four directors to our board to serve as Class I directors for a term of three years and until their successors are duly elected and qualified. The following persons have been nominated:

•	Dayne A. Baird

•	Jay L. Haberland

•	Jennifer M. Pollino

•	Todd S. Renehan;

2.	To approve, by a non-binding advisory vote, our executive compensation;

3.	To recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve our executive compensation;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and

5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
Only stockholders of record at the close of business on December 1, 2017, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.
Whether or not you expect to be present at the meeting, we urge you to authorize your proxy electronically via the Internet, by telephone or by completing and returning the proxy card if you received paper proxy materials. Voting instructions are provided in the notice of Internet availability of proxy materials or, if you received paper proxy materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

John Holland Executive Vice President, Chief Legal and Human Resources Officer

Valencia, California
December 15, 2017

WESCO AIRCRAFT HOLDINGS, INC.
24911 Avenue Stanford
Valencia, California 91355

PROXY STATEMENT
FOR
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 25, 2018

This proxy statement is being furnished by and on behalf of the board of directors of Wesco Aircraft Holdings, Inc. (the “Company”), in connection with the solicitation of proxies to be voted at the 2018 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	January 25, 2018
Time:	1:00 p.m. (Pacific Time)
Place:	Hyatt Regency Valencia 24500 Town Center Drive Valencia, California 91355

At the annual meeting, stockholders will be asked to:

•
Elect the following four nominees as our Class I directors to serve a term of three years and until their successors are duly elected and qualified: Dayne A. Baird, Jay L. Haberland, Jennifer M. Pollino and Todd S. Renehan;

•	Approve, by a non-binding advisory vote, the Company’s executive compensation;

•	Recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve the Company’s executive compensation;

•
Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending September 30, 2018; and

•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our principal offices are located at 24911 Avenue Stanford, Valencia, California 91355, and our telephone number is (661) 775-7200.

We are furnishing the proxy materials for the 2018 annual meeting of stockholders by mailing to our stockholders either a full set of paper proxy materials or a notice of Internet availability of proxy materials (the “Notice”). The paper proxy materials and the Notice will first be mailed to stockholders on or about December 15, 2017.

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GENERAL INFORMATION ABOUT THE MEETING
In this section of the proxy statement, we answer some common questions regarding Wesco Aircraft Holdings, Inc.’s 2018 annual meeting of stockholders and the voting of shares at the annual meeting.
Where and when will the annual meeting be held?

The date, time and place of the annual meeting is:

January 25, 2018
1:00 p.m. (Pacific Time)
Hyatt Regency Valencia
24500 Town Center Drive
Valencia, CA 91355

Why did I receive a notice of Internet availability of proxy materials in the mail instead of a paper copy of the proxy materials?

The United States Securities and Exchange Commission (the “SEC”) has approved rules (the “e-proxy rules”) allowing companies to furnish proxy materials, including this proxy statement and our annual report for the fiscal year ended September 30, 2017 (“fiscal 2017”), to our stockholders by providing access to such documents on the Internet instead of mailing paper copies. We believe these e-proxy rules provide a convenient and quick way to access the proxy materials and vote shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Accordingly, certain of our stockholders will receive a Notice and will not receive paper copies of the proxy materials unless they request them. Instead, the Notice will provide such stockholders with notice of the annual meeting and will also provide instructions regarding accessing and reviewing all of the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy on the Internet or by telephone. If you received the Notice and you would instead prefer to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Why did you send me the proxy materials or the Notice?

We sent you the proxy materials or the Notice because we are holding our annual meeting of stockholders and the Company’s board of directors (the “Board”) is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy by Internet or by telephone or by requesting and returning a paper proxy card, or you may vote your shares by submitting a ballot in person at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on December 1, 2017, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of December 1, 2017, there were a total of 99,523,841 shares of common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own.

How is a quorum determined?

We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either authorize their proxy online or telephonically, sign and return their proxy cards or attend the annual meeting. The presence in person or by proxy of a majority of the shares of common stock entitled to vote at the annual meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

What is the required vote for approval?

The election of each of our nominees for director requires a plurality of the votes validly cast at the annual meeting. If you withhold votes for purposes of the vote on the election of directors, your withheld votes will not be counted as votes cast and will have no effect on the result of such votes. Broker non-votes also have no effect on the outcome of the vote.

The approval by a non-binding advisory vote of our executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors require a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matters at the annual meeting. If you abstain for purposes of the approval on an advisory basis of our executive compensation or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, your abstention will have the same effect as a vote against these proposals. For the approval on an advisory basis of our executive compensation, broker non-votes will have no effect on the outcome of the vote. However, New York Stock Exchange (“NYSE”) rules permit brokers to vote uninstructed shares at their discretion regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, so broker non-votes are not expected on that proposal.

The recommendation by a non-binding advisory vote on the frequency of future advisory votes to approve executive compensation (every year, every other year or every three years) that receives a majority of the votes cast by shares that are present in person or represented by proxy at the meeting and entitled to vote on such matter at the annual meeting will be considered the frequency recommended by the stockholders. In the event that no option receives such majority, we will consider the option that receives the most votes to be the option selected by the stockholders. Accordingly, abstentions will have no effect on the option selected by the stockholders. Broker non-votes also have no effect on the outcome of the vote.

How do I vote by proxy?
Follow the instructions on the Notice or the proxy card to authorize a proxy to vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card if you received paper proxy materials to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in completing your voting:

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote “FOR” all directors or withhold your vote on all or certain directors specified by you.

•
You may abstain from voting on the proposal to approve the advisory vote on our executive compensation, to recommend on the frequency of future advisory votes to approve our executive compensation or to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, in which case no vote will be recorded with respect to the matter on which you abstained from voting.

You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all four director nominees, approve on an advisory basis our executive compensation, recommend “every year” as the frequency of future advisory votes to approve our executive compensation and ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

How can I authorize my proxy online or via telephone?
In order to authorize your proxy online or via telephone, go to www.proxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. Please have your Notice in hand when accessing the site, as it contains a 16-digit control number required for access. You can authorize your proxy via the Internet or by telephone at any time prior to 11:59 p.m. Eastern Time, January 24, 2018, the day before the annual meeting.

If you received paper proxy materials, you may also refer to the enclosed proxy card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the election of four Class I directors, the approval on an advisory basis of our executive compensation, the recommendation on the frequency of future advisory votes to approve our executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2018. If other matters are properly presented at the annual meeting, the designated proxies will vote your shares at their discretion.

Can I change my previously authorized vote?

Yes, at any time before the vote on a proposal. You can change your vote either by executing or authorizing, dating and delivering to us a new proxy via the Internet, telephone or mail at any time prior to 11:59 p.m. Eastern Time, January 24, 2018, the day before the annual meeting, by giving us a written notice revoking your proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

Proxy revocation notices or new proxy cards should be sent to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

Although we encourage you to authorize your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you authorized your proxy electronically or telephonically or submitted a proxy card.

Will my shares be voted if I do not provide my proxy?

Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions. Brokerage firms do not have the authority under the NYSE rules to vote on non-routine matters. The election of directors, the approval on an advisory basis of our executive compensation and the recommendation on the frequency of future advisory votes to approve our executive compensation are considered non-routine matters. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and are called “broker non-votes.” However, broker non-votes will still be considered present for the purpose of determining whether we have a quorum.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares are held in “street name” and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

Representatives of Broadridge Financial Services, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for doing this.

        If you have additional questions about this proxy statement or the annual meeting or would like additional copies, without charge, of this document or our annual report for the fiscal year ended September 30, 2017, please contact: Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attn: John Holland.

PROPOSAL 1
ELECTION OF DIRECTORS

Board Structure

There are currently eleven directors on our Board, and our directors are divided into three classes, with four directors in both Class I and Class III and three directors in Class II. The terms of office of the four Class I directors expire at the 2018 annual meeting of stockholders.

Class I Election

The four nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve on our Board for a term of three years and until their successors are duly elected and qualified. All four nominees currently serve on our Board.

Class I Nominees

The Class I nominees are as follows:

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Dayne A. Baird (Class I)
Mr. Baird, age 41, is a Principal at The Carlyle Group (“Carlyle”) where he focuses on buyouts, privatizations and strategic minority investments throughout the United States in the aerospace, defense and government services sectors. Mr. Baird has been with Carlyle since 2003. Prior to joining Carlyle, Mr. Baird worked in the mergers and acquisitions and global industrial groups of Lehman Brothers from 2000 to 2003, where he focused on transactions in the industrial, aerospace and defense sectors. Mr. Baird also currently serves on the board of directors of Novetta Solutions, where he is a member of the Audit Committee and Compensation Committee, and previously served on the boards of ARINC Incorporated, where he was a member of the Audit Committee, and Landmark Aviation, where he was a member of the Audit Committee and Compensation Committee.

2010

The Board has concluded that Mr. Baird should serve as a director because, in addition to his demonstrated leadership as a Principal at Carlyle, he brings valuable insight to the Board about the global aerospace and defense industries, as well as debt and equity capital markets. As a result of his current service as a director of Novetta Solutions and his prior service as a director of ARINC Incorporated and Landmark Aviation, Mr. Baird also brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Jay L. Haberland (Class I)
Mr. Haberland, age 67, retired from United Technologies Corporation (“UTC”), a publicly traded provider of high technology products and services to the building and aerospace industries, in 2008 after over 14 years of service at the company. During his 14 years at UTC, Mr. Haberland held various senior management positions, including Vice President of Business Controls from 2003 until 2008, Vice President Finance and Chief Financial Officer for Sikorsky Aircraft Corporation, a subsidiary of UTC, from 1999 until 2003, Vice President and Controller from 1996 until 1999, Acting Chief Financial Officer from 1997 until 1998 and Director of Internal Audit from 1994 until 1996. Prior to joining UTC, he served in a variety of capacities at The Black & Decker Corporation (now Stanley Black & Decker) (“Black & Decker”) from 1986 until 1994, including Vice President of Finance and Chief Financial Officer of the Commercial and Industrial Group, Vice President & General Auditor and Director of Internal Audit for Emhart Corporation, a manufacturing company that was acquired by Black & Decker. Mr. Haberland began his career at Price Waterhouse (now PricewaterhouseCoopers), where he worked from 1973 until 1986. Mr. Haberland also currently serves as a director of Ducommun Incorporated (“Ducommun”) and National Technical Systems, Inc. (“NTS”), and is chairman of the Audit Committee for both. Mr. Haberland is also a member of the board of trustees of Alfred University, where he is chairman of the Audit Committee and the vice chairman of the Finance Committee.

2011

The Board has concluded that Mr. Haberland should serve as a director based on his background in auditing and finance, his experience in the aerospace industry and his service as an executive officer at both UTC and Black & Decker, all of which the Board believes positions Mr. Haberland to bring strong leadership to the Board. In addition, the Board believes that Mr. Haberland’s current experience as a director and chair of the Audit Committees at both Ducommun and NTS allows for him to bring valuable insights to the Board about the operations, audit function and corporate governance of other companies.

Jennifer M. Pollino (Class I)
Ms. Pollino, age 53, has served as an Executive Coach and Consultant at JMPollino, LLC since 2012. Prior to that, Ms. Pollino served as Executive Vice President-Human Resources and Communications at Goodrich Corporation (“Goodrich”), a leading global supplier of systems and services to the aerospace and defense industry, from 2005 to 2012. Ms. Pollino also served in various general management and financial roles for several Goodrich manufacturing and service operating divisions between 1992 and 2005. Ms. Pollino currently serves on the Board of Directors of Crane Co., where she is a member of the Audit Committee and the Management Organization and Compensation Committee, and Kaman Corporation (“Kaman”), where she is a member of the Audit Committee and Personnel and Compensation Committee. She previously served on the Board of Directors of the Society for Human Resources Management, where she was a member of the Audit Committee.

2014

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

The Board has concluded that Ms. Pollino should serve as a director based on her prior experience as a senior executive at Goodrich and her current service as a director of Crane Co. and Kaman. In particular, the Board believes that Ms. Pollino’s familiarity with accounting, finance, operations, general management, human resources and corporate governance allows her to bring strong leadership, valuable insights and a unique perspective to the Board.

Todd S. Renehan (Class I)
Mr. Renehan, age 54, has served as the Company’s Chief Executive Officer and as a member of the Board since April 2017. Prior to that, he had served as the Company’s Executive Vice President and Chief Commercial Officer since 2014. From 2013 to 2014, Mr. Renehan served as President for Haas Group International Inc. (“Haas”), a global provider of chemical supply chain management solutions to the commercial aerospace, airline, military, energy and other markets, which the Company acquired on February 28, 2014. He also previously served as Haas’ Executive Vice President and Chief Commercial Officer from 2010 to 2013. In 2010, he served as Chief Commercial Officer for Damco, a division of Maersk, a leading global provider of transportation and freight solutions, and from 1985 through 2009, he worked for Ryder, a global provider of transportation services, in multiple capacities, ultimately serving as Executive Vice President of Sales, Marketing and Rental.
2017

The Board has concluded that Mr. Renehan should serve as a director based on the insights that he can provide as our Chief Executive Officer, as well as through his prior experience as our Executive Vice President and Chief Commercial Officer. In addition, the Board believes that Mr. Renehan’s vast commercial experience in our industry allows for him to bring strong leadership and valuable insights to the Board.

Vote Required; Recommendation

The election of a director to the Board requires the affirmative vote of a plurality of the votes validly cast at the annual meeting.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS I NOMINEES NAMED ABOVE.

Continuing Directors

The seven directors whose terms will continue after the 2018 annual meeting and will expire at the 2019 annual meeting (Class II) or 2020 annual meeting (Class III) are listed below.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Paul E. Fulchino (Class II)
Mr. Fulchino, age 71, has served as an Operating Partner of AE Industrial Partners, a private equity firm that invests in aerospace and power generation companies, since 2014. From 2000 until his retirement in 2010, Mr. Fulchino served as Chairman, President and Chief Executive Officer of Aviall, Inc., a leading solutions provider of aftermarket supply-chain management services for the aerospace and defense industries, which became a wholly-owned subsidiary of The Boeing Company on September 20, 2006. Mr. Fulchino had previously served as President and Chief Operating Officer of BE Aerospace, Inc. from 1996 to 1999 and President and Vice Chairman of Mercer Management Consulting, Inc. from 1990 to 1996. He also currently serves on the board of directors of Spirit Aerosystems, Inc. (“Spirit”), where he is chair of the Compensation Committee and a member of the Corporate Governance and Nominating Committee.
2008

The Board has concluded that Mr. Fulchino should serve as a director because he brings a unique perspective to the Board regarding the global aerospace industry, particularly as a result of his extensive experience in the aerospace aftermarket industry. In addition, as a result of his current service as a director of Spirit, Mr. Fulchino brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of another public company.

Scott E. Kuechle (Class II)
From 2005 until his retirement in 2012, Mr. Kuechle, age 58, served as Executive Vice President and Chief Financial Officer of Goodrich. Prior to that, Mr. Kuechle served as Goodrich’s Corporate Controller from 2004 until 2005, Corporate Treasurer from 1998 until 2004, Director of Finance and Banking (Assistant Treasurer) from 1994 until 1998, Director of Finance for one of Goodrich’s Business Units from 1989 until 1994 and in various financial roles in Goodrich’s Corporate and Business Segment Offices from 1983 until 1989. Mr. Kuechle also currently serves on the board of directors of Esterline Technologies Corporation (“Esterline”), where he is chair of the Audit Committee and a member of the Enterprise Risk Committee, and Kaman, where he is chair of the Audit Committee and a member of the Corporate Governance Committee.

2012

The Board has concluded that Mr. Kuechle should serve as a director based on his prior experience as an executive officer at Goodrich and his current service on the board of directors, Audit Committee and Enterprise Risk Committee of Esterline and the board of directors, Audit Committee and Corporate Governance Committee of Kaman. The Board believes that Mr. Kuechle’s experience at Goodrich, Esterline and Kaman, in particular as it relates to corporate finance, the audit function, corporate governance and risk management of public companies, allows for him to bring strong leadership and valuable insights to the Board.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Robert D. Paulson (Class II)
Mr. Paulson, age 72, has served as the Chief Executive Officer of Aerostar Capital LLC, a private equity investment firm, since he founded the firm in 1997. Prior to founding Aerostar Capital, Mr. Paulson retired from McKinsey & Company, Inc., an international management consulting firm, where he had served as the Los Angeles Office Manager from 1982 to 1989, led the Global Aerospace and Defense Practice from 1985 to 1997 and was twice elected to McKinsey’s board of directors. He also currently serves on the board of directors of Ducommun, where he is the independent lead director and is also a member of the Compensation Committee and the Corporate Governance and Nominating Committee, and previously served on the board of directors of Nationwide Health Properties, Inc. (“NHP”) (Mr. Paulson also served on the board of Ventas, Inc. (“Ventas”) after it acquired NHP in 2011).

2006

The Board has concluded that Mr. Paulson should serve as a director because of his extensive experience as a consultant and investor in the aerospace and defense industries, which provides a unique perspective to the Board, particularly with respect to the development and execution of business strategies. In addition, as a result of his current service as a director of Ducommun and his prior service as a director of NHP/Ventas, Mr. Paulson brings valuable knowledge to our Board about the operations, compensation programs, corporate governance and audit function of other public companies.

Thomas M. Bancroft (Class III)
Mr. Bancroft, age 51, founded Makaira Partners LLC (“Makaira Partners”) in 2007, and currently serves as its Managing Member, Portfolio Manager and Chief Investment Officer. Makaira Partners is a private investment management firm based in La Jolla, California that manages investment partnerships for individuals, family offices, endowments and non-profit organizations. Prior to founding Makaira Partners, Mr. Bancroft spent thirteen years, the last six as the Portfolio Manager and Senior Managing Director, at Plaza Investment Managers, Inc. (“Plaza”), a wholly owned investment subsidiary of GEICO Corporation (“GEICO”). Plaza managed a $3.5 billion equity portfolio for GEICO, an auto insurance subsidiary of Berkshire Hathaway. Mr. Bancroft began his career as a staff writer and reporter for Financial World Magazine and Forbes Magazine, respectively. Mr. Bancroft currently serves as a Trustee of Francis Parker School in San Diego and is the Chair of the Investment Committee.

2015

The Board has concluded that Mr. Bancroft should serve as a director based on the unique perspective that he brings as a significant stockholder of the Company through his position as Managing Member, Portfolio Manager and Chief Investment Officer of Makaira Partners, as well as his prior experience at Plaza. Mr. Bancroft was appointed to the Board pursuant to a cooperation agreement dated February 20, 2015 between the Company and Makaira Partners. See “General Information Concerning the Board of Directors, Its Committees and the Company’s Corporate Governance—Committees of the Board—Nominating and Corporate Governance Committee.”

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Adam J. Palmer (Class III)
Mr. Palmer, age 45, is a Managing Director of Carlyle and has been the Head of the Global Aerospace, Defense and Government Services sector team since 2011. Mr. Palmer joined Carlyle in 1996 as a member of the Aerospace, Defense and Government Services sector team. Prior to joining Carlyle, Mr. Palmer was with Lehman Brothers focusing on mergers, acquisitions and financings for defense electronics and information services companies. He also currently serves on the board of directors of Dynamic Precision Group, Global Jet Capital, Novetta Solutions, Sequa Corporation and Triumph Group, Inc., where he serves on the Compensation and Management Development Committee and the Executive Committee and is the chair of the Finance Committee. Mr. Palmer previously served on the board of directors of RPK Capital Management Group, LLC and Landmark Aviation.
2006

The Board has concluded that Mr. Palmer should serve as a director because, in addition to his demonstrated leadership as a Managing Director of Carlyle and his extensive experience in private equity and investment banking, he brings additional perspectives to the Board about the global aerospace and defense industries. In addition, as a result of his current service as a director of Dynamic Precision Group, Global Jet Capital, Novetta Solutions, Sequa Corporation and Triumph Group, Inc., where he serves on the Compensation and Management Development Committee and the Executive Committee and is the chair of the Finance Committee, Mr. Palmer brings valuable knowledge to the Board about the operations, corporate finance, compensation programs and corporate governance of other companies.

Norton A. Schwartz (Class III)
General Schwartz, age 66, has served as the President and Chief Executive Officer of Business Executives for National Security since 2013. In 2012, General Schwartz retired from the United States Air Force after nearly 40 years of service. From 2008 to 2012, he was the Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training and equipping of active duty, guard and reserve forces and civilian workforce serving in the United States and overseas. As Chief of Staff, General Schwartz was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President. Prior to that, he served as Commander of the United States Transportation Command from 2005 to 2008 and Director for Operations and Director of the Joint Staff from 2002 to 2005. General Schwartz currently serves on the board of directors of CAE, USA Inc. (“CAE USA”), Talon Aerolytics, Inc. (“Talon”) and Braidy Industries (“Braidy”), and serves on the board of trustees of the Institute for Defense Analyses.
2013

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

The Board has concluded that General Schwartz should serve as a director because, in addition to the leadership he demonstrated throughout his distinguished military career, he brings extensive knowledge to the Board about the military aerospace industry. As a result of his current service as a director of CAE USA, Talon and Braidy and as a trustee of the Institute for Defense Analyses, General Schwartz also brings valuable knowledge to the Board about the operations and corporate governance of other companies and organizations.

Randy J. Snyder (Class III)	Mr. Snyder, age 68, served as our President and Chief Executive Officer from 1977 until 2014, and has been the Chairman of the Board since 2006.	2006

The Board has concluded that Mr. Snyder should serve on the Board based upon his intimate knowledge of our operations and his role in leading our transition from a small niche distributor to one of the world’s leading distributors and providers of comprehensive supply chain management services to the global aerospace industry, based on annual sales.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS,
ITS COMMITTEES AND THE COMPANY’S CORPORATE GOVERNANCE

Risk Oversight

The Board, with the assistance of management, is actively involved in oversight of risks that could affect the Company. Each year, the Board approves key risk-related issues that it will monitor and address during the course of the year, and has also delegated risk oversight responsibility to committees of the Board as follows: (i) the Audit Committee oversees the Company’s risk assessment and risk management guidelines, policies and processes as well as risk relating to the financial statements and financial reporting process of the Company, meeting periodically with management to discuss the Company’s major financial risk exposures and the steps management is taking to monitor and control such exposures, including the Company’s risk assessment and risk management policies; (ii) the Compensation Committee oversees risk related to senior executive compensation; (iii) the Nominating and Corporate Governance Committee oversees risk related to corporate governance; and (iv) the Finance Committee oversees risk related to the Company’s financing activities and oversees the Company’s enterprise risk management. In addition, management regularly reports to the full Board and, as appropriate, the committees of the Board regarding the enterprise risk that the Company must mitigate and/or manage.

Board Independence

On December 7, 2017, after reviewing the independence requirements of the NYSE and considering the qualifications, experience and background of Messrs. Baird, Bancroft, Fulchino, Haberland, Kuechle, Palmer, Paulson and Schwartz and Ms. Pollino, our Board designated each of them as an “independent” director within the meaning of the NYSE requirements. On December 7, 2017, the Board also designated each of Messrs. Haberland, Kuechle and Paulson as an “independent” director within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each of Messrs. Baird and Fulchino and Ms. Pollino as independent under the heightened independent standards applicable to Compensation Committee members pursuant to the rules of the NYSE, as required by the SEC.

Board Meetings

Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During fiscal 2017, the Board held five meetings and acted by unanimous written consent five times. During fiscal 2017, each incumbent director attended all meetings of the Board and the committees of the Board on which he or she served while he or she was a member of the Board or such committees, except that Mr. Fulchino did not attend one Board meeting, Mr. Haberland did not attend one Audit Committee meeting and Mr. Baird did not attend one Finance Committee meeting.

Committees of the Board

The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each available without charge on the Investor Relations portion of our website at www.wescoair.com, or by written request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland. The following is a brief description of each of our committees.

Audit Committee

Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The Audit Committee is currently comprised of Messrs. Paulson (chair), Haberland and Kuechle. The Board has determined that Messrs. Paulson, Haberland and Kuechle are each independent directors. The Board has also determined that Messrs. Paulson, Haberland and Kuechle are each financially literate and are each an “audit committee financial expert,” as such term is defined under the applicable regulations of the SEC.

During fiscal 2017, the Audit Committee met eight times and acted once by unanimous written consent in performing its functions.

Compensation Committee

The Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to our executive officers and directors, establishing our general compensation policies and reviewing, approving and overseeing the administration of our employee benefits plans. The Compensation Committee also periodically reviews management development and succession plans.

The Compensation Committee has the resources and authority appropriate to carry out its duties, including sole authority to retain and terminate independent counsel, compensation consultants or other experts or consultants, as it deems necessary or appropriate, including the sole authority to approve the fees and other retention terms for such persons.

We retained the services of Semler Brossy Consulting Group, LLC (“Semler Brossy”) as independent compensation consultants to provide advice with respect to certain executive compensation matters for fiscal 2017. See “Compensation Discussion and Analysis—Compensation Overview.”

The Compensation Committee is currently comprised of Messrs. Baird (chair) and Fulchino and Ms. Pollino, and the Board has determined that Messrs. Baird and Fulchino and Ms. Pollino are each independent directors, including under the heightened independent standards applicable to Compensation Committee members pursuant to the rules of the NYSE and the SEC.

The Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of two or more members of the Compensation Committee who are (i) “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). On December 10, 2014, the Compensation Committee created a subcommittee (the “Section 162(m) Plan Subcommittee”) consisting of Mr. Fulchino and Ms. Pollino to administer and make all determinations with respect to awards granted or compensation to be provided under the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (the “2014 Plan”) or any successor plan to Covered Employees (as defined in the 2014 Plan), solely with respect to compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. The Board has determined that Mr. Fulchino and Ms. Pollino are both (a) ”non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and (b) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code. The charter of the Section 162(m) Plan Subcommittee is available without charge on the Investor Relations portion of our website at www.wescoair.com, or by written request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

During fiscal 2017, the Compensation Committee met five times and acted by unanimous written consent six times in performing its functions, while the Section 162(m) Plan Subcommittee met three times and acted by written consent twice in performing its functions.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things: (i) recommending persons to be selected by the Board as nominees for election as directors; (ii) recommending persons to be selected by the Board as members and chairperson for each committee of the Board; (iii) analyzing and proposing for approval by the Board the governance policies of the Company; and (iv) monitoring our performance in meeting our obligations with respect to professional ethics and integrity in internal and external matters and our principles of corporate governance.

Pursuant to a cooperation agreement dated February 20, 2015 between the Company and Makaira Partners (the “Cooperation Agreement”), Mr. Bancroft was appointed to the Board, as a Class III director. Under the Cooperation Agreement, the Board may request that Mr. Bancroft resign from the Board (and Mr. Bancroft has agreed to resign within five business days after receipt of such request) if, among other things and subject to certain exceptions, Makaira Partners ceases to beneficially own at least 5% of the Company’s outstanding common stock. Under the Cooperation Agreement, Makaira Partners and Mr. Bancroft agreed that they will not own in excess of 15% of the Company’s outstanding common stock and will not engage in certain other activities. Pursuant to the Amended and Restated Stockholders Agreement (as defined below), (i) the affiliates of Carlyle that own Wesco shares (the “Carlyle Stockholders”) have the right to nominate three of the members of the Board and (ii) certain other stockholders who are party to the Stockholders Agreement, including Randy Snyder (collectively, the “Wesco Stockholders”), have the right to nominate one of the members of the Board. See “Certain Relationships and Related

Party Transactions—Amended and Restated Stockholders Agreement.” Subject to certain restrictions and conditions in the Cooperation Agreement and the Amended and Restated Stockholders Agreement, the Board or a committee of the Board has the right to nominate the remaining members of the Board. Under the terms of the Amended and Restated Stockholders Agreement, each stockholder who is a party to the Amended and Restated Stockholders Agreement is required to vote their shares to elect the directors nominated by the Carlyle Stockholders and the Wesco Stockholders.

Pursuant to the Nominating and Corporate Governance Committee Charter, in recommending candidates for selection to our Board and our Board committees, including Board nominees recommend by stockholders, the Nominating and Corporate Governance Committee may take the following criteria, along with any other criteria it deems appropriate, into consideration:

•personal and professional integrity, ethics and values;

•experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•experience in the Company’s industry and with relevant social policy concerns;

•experience as a board member of another publicly held company;

•academic expertise in an area of the Company’s operations; and

•practical and mature business judgment, including the ability to make independent analytical inquiries.

While the Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is another factor that it considers in identifying nominees. As part of this process, the Nominating and Corporate Governance Committee evaluates how a particular candidate’s perspectives, knowledge, experience and expertise in substantive matters relating to the Company’s business may add value to the Board.

The Nominating and Corporate Governance Committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The Company shall provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any such persons employed by the Nominating and Corporate Governance Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm to be used to identify and evaluate director candidates, including the authority to approve such search firm’s fees and other retention terms.

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Palmer (chair), Bancroft and Schwartz, and the Board has determined that Messrs. Palmer, Bancroft and Schwartz are each independent directors.

During fiscal 2017, the Nominating and Corporate Governance Committee met three times and acted once by unanimous written consent in performing its functions.

Finance Committee

The Finance Committee assists the Board in carrying out its oversight responsibilities relating to certain financial and strategic planning matters affecting the Company. The Finance Committee’s primary responsibilities include: (i) reviewing and making recommendations to the Board regarding (a) the Company’s annual budget and financing plans; (b) the financial implications of the Company’s strategic plans and long-term business objectives; (c) certain material financial transactions and commitments; and (d) the Company’s dividend policies and share repurchase programs, if any; (ii) reviewing and approving (a) certain financial transactions and commitments; (b) the levels of approval authority with respect to financial transactions and commitments that are delegated to the Committee and to senior management by the Board; (c) the material terms of certain proposed acquisitions or divestitures; (d) the Company’s policies regarding liquidity and short-term investments; (e) the selection of the Company’s financial advisors engaged in connection with certain material transactions; and (f) the Company’s enterprise risk management practices and insurance programs; (iii) reviewing (a) senior management’s recommendations regarding enterprise risk management policies; (b) the Company’s historical and projected compliance with the covenants and restrictions arising under the Company’s material financial obligations and commitments; and (c) significant information technology strategies and projects; and (iv) reviewing and reporting to the Board regarding the Company’s debt rating objectives and long-term financing requirements.

The Finance Committee is currently comprised of Messrs. Kuechle (chair), Baird, Bancroft and Haberland.

During fiscal 2017, the Finance Committee met four times and acted once by unanimous written consent in performing its functions.

In addition, from time to time, other committees may be established under the direction of our Board when necessary to address specific issues.

Compensation Committee Interlocks and Insider Participation

For fiscal 2017, the Compensation Committee was comprised of Messrs. Baird and Fulchino and Ms. Pollino. None of the members of the Board who sat on the Compensation Committee during fiscal 2017 was an officer or employee of the Company during or prior to fiscal 2017. During fiscal 2017, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee. As a stockholder of the Company, Mr. Fulchino is a party to the Amended and Restated Stockholders Agreement, which is described in further detail under “Certain Relationships and Related Party Transactions—Amended and Restated Stockholders Agreement.”

Corporate Governance

Code of Business Conduct and Ethics

We have adopted a written code of ethics (the “Code of Business Conduct and Ethics”) that applies to our directors, officers and employees. This Code of Business Conduct and Ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Code of Business Conduct and Ethics is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland. We intend to disclose any amendments to, or waivers from, a provision of our Code of Business Conduct and Ethics on our website within four business days following the date of any amendment or waiver.

Corporate Governance Guidelines

We have adopted corporate governance guidelines (the “Corporate Governance Guidelines”) to advance the functioning of our Board and its committees and to set forth our Board’s expectations as to how it should perform its functions. Our Corporate Governance Guidelines are posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Corporate Governance Guidelines is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

Whistleblower Policy

We have adopted a whistleblower policy (the “Whistleblower Policy”) to govern the receipt, retention and treatment of complaints regarding, among other things, the Company’s accounting, internal accounting controls, auditing matters or violations of any state or federal laws or regulations, and to protect the confidential, anonymous reporting of such complaints. Our Code of Business Conduct and Ethics requires employees to report such concerns.

Our Whistleblower Policy is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Whistleblower Policy is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

Policies Relating to Our Board

Communications with the Board

All interested parties who wish to contact the Board may send written correspondence to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland. Communications may be addressed to an individual director, to the non-management or independent directors as a group or to the Board as a whole, marked as confidential or otherwise. Communications not submitted confidentially, which are addressed to directors that discuss business or other matters relevant to the activities of our Board, will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director or group of directors to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and service complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the Chief Executive Officer may serve as Chairman of the Board, and, accordingly, we have no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. Snyder currently serves as our Chairman and Todd Renehan currently serves as our Chief Executive Officer.

Executive Sessions and Presiding Director

Our Corporate Governance Guidelines require the Board to hold regularly scheduled executive sessions for the non-management directors without any management directors or employees present, at least one of which annually includes only independent directors. Pursuant to the Corporate Governance Guidelines, the independent directors are required to appoint an independent, non-management member of the Board to preside over the non-management executive sessions, including executive sessions at which only independent directors are present. However, if the Board elects an independent, non-management director as the chairman of the Board, such chairman will serve as the presiding director. Adam Palmer currently serves as the presiding director.

Director Attendance at Annual Meeting of Stockholders

Although the Company does not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage directors to attend. Nine board members attended the 2017 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended September 30, 2017 (the “Audited Financial Statements”).

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, as in effect on the date of this proxy statement.

The Audit Committee has: (i) considered whether non-audit services provided by PricewaterhouseCoopers LLP are compatible with its independence; (ii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence; and (iii) discussed with PricewaterhouseCoopers LLP its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2017 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Robert D. Paulson (Chair)
Jay L. Haberland
Scott E. Kuechle

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

Dayne A. Baird (Chair)
Paul E. Fulchino
Jennifer M. Pollino

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview and analysis of (i) the elements of our compensation program for our named executive officers (“NEOs”) identified below, (ii) the material compensation decisions made for the fiscal year ended September 30, 2017 and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis and (iii) the material factors considered in making those decisions.

Our Named Executive Officers

For the fiscal year ended September 30, 2017 our NEOs are:

•	Todd Renehan, Chief Executive Officer,

•	Kerry Shiba, Executive Vice President and Chief Financial Officer,

•	Alex Murray, President and Chief Operating Officer,

•	David Castagnola, former President and Chief Executive Officer,

•	Richard Weller, former Executive Vice President and Chief Financial Officer, and

•	Dan Snow, former Executive Vice President and Chief Supply Chain Officer.

The above reflects our NEOs’ principal positions as of September 30, 2017 and includes all individuals who were serving as our executive officers on such date. On April 26, 2017, Mr. Castagnola retired as President, Chief Executive Officer and as a director of the Company, and Mr. Renehan, who previously served as our Executive Vice President and Chief Commercial Officer was appointed Chief Executive Officer and as a director of the Company. On April 26, 2017, Mr. Murray was promoted to President and Chief Operating Officer. On September 15, 2017, Mr. Weller retired as Executive Vice President and Chief Financial Officer of the Company, and was replaced by Mr. Shiba on September 18, 2017. On October 6, 2017, Mr. Snow retired as Executive Vice President and Chief Supply Chain Officer of the Company.

Executive Summary

Our Business

Founded in 1953 by the father of our current Board Chairman, the Company has grown to serve over 7,000 customers, which are primarily in the commercial, military and general aviation sectors, including the leading original equipment manufacturers and their subcontractors, as well as airline-affiliated and independent maintenance, repair and overhaul providers. We also service customers in the automotive, energy, health care, industrial, pharmaceutical and space sectors. We have 2,978 employees and operate across 58 locations in 17 countries.
Executive Transition

On April 26, 2017, our President and Chief Executive Officer, Mr. Castagnola, retired and resigned from his position. Mr. Renehan was promoted to Chief Executive Officer to replace Mr. Castagnola and was appointed as director of the Company, and Mr. Murray was promoted to President and Chief Operating Officer. On June 8, 2017, Mr. Weller informed us of his intention to retire from his position of Executive Vice President and Chief Financial Officer. To ensure an orderly transition, Mr. Weller continued to serve as the Company’s Executive Vice President and Chief Financial Officer while we engaged in a search process to identify a long-term replacement. On September 15, 2017, Mr. Weller retired and resigned from his position and was replaced by Kerry Shiba as our Chief Financial Officer, effective September 18, 2017. Also on September 15, 2017, Mr. Snow, our former Executive Vice President and Chief Supply Chain Officer, announced his intention to retire and resign from his position with us, effective October 6, 2017. We believe Messrs. Renehan, Murray and Shiba have the talent, experience and industry knowledge to lead Wesco in achieving continued success as one of the world's largest distributors and providers of comprehensive supply chain management services to the global aerospace industry.

Compensation levels for Messrs. Renehan and Murray were increased in line with market compensation for their new roles, taking into account that both were serving in their respective roles for the first time. As a result, Mr. Renehan’s total target compensation levels were kept at a level meaningfully below that of Mr. Castagnola, whose compensation package had been negotiated at arms’-length at the time he joined us in 2015 and was developed with support from our independent compensation consultant at that time. Mr. Murray’s salary was increased to reflect the increased scope of his duties as President and Chief Operating Officer, but was maintained below levels for our Chief Executive Officer. Messrs. Renehan and Murray also received a one-time special performance-based equity grant in connection with their respective promotions. Compensation for Mr. Shiba was negotiated on an arm’s-length basis and was kept at a level commensurate with Mr. Weller’s compensation package, which was also developed in fiscal 2015 with support from our independent compensation consultant.
Key compensation features for Messrs. Renehan, Murray and Shiba include:

•	Target compensation levels. Total target pay levels that are in-line with market comparables and reasonably consistent with our historical pay levels for these positions.

•
“Promotion grant” and sign-on equity awards for Messrs. Renehan, Murray and Shiba are 100% performance-based. Messrs. Renehan, Murray, and Shiba each received a performance-based equity award effective on their respective date of promotion or hire. The “promotion grant” and sign-on equity awards will vest at the end of a three-year performance period only if we attain a return on invested capital (“ROIC”) of at least 8% over the final year of the respective three-year periods.

•
No employment agreements. Messrs. Renehan, Murray, and Shiba have entered into our standard executive severance agreement on the same basis as our other executive officers, with no extraordinary or special terms and conditions.

•
Severance benefits. Unless a change in control has occurred, severance benefits upon an involuntary or constructive termination are limited to one times the executive’s base salary and a pro-rated annual bonus (along with limited benefit continuation). No automatic vesting of equity awards is provided.

•
Change in control benefits. We do not provide any “single trigger” change in control benefits to our executive officers. This practice was continued for our newest senior executives. Severance and equity award vesting is provided in a change in control only if such occurrence is accompanied by an involuntary or constructive termination of employment. Any accelerated vesting of performance-based equity awards remains subject to attainment of applicable performance goals.

Key Compensation Practices and 2017 Decisions

We intend to provide our NEOs with compensation that is significantly performance based. Our executive compensation program is designed to align executive pay with our performance on both short- and long-term bases, and link executive pay to specific, measurable results intended to create value for stockholders. In fiscal year 2016, we modernized our executive compensation programs by integrating an element of performance-based stock awards into our annual equity awards for all NEOs and revising our annual bonus plan structure to include a limited individual performance component alongside our traditional cash flow and profitability metrics. We continued these practices in fiscal 2017, without significant changes. Below, we highlight certain executive compensation practices we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices we do not employ because we believe they would not serve our long-term value creation goals.

What We Do

✓
Pay for performance.    We tie annual and long-term pay to objective performance metrics, including key goals, such as cash flow, EBITDA and ROIC. Approximately 75% of our Chief Executive Officer’s pay is intended to be variable and tied to performance, with approximately 25% guaranteed in the form of salary or limited employee benefits.

✓
Adhere to rigorous goals and reward meaningful executive contributions.    We use objective performance-based goals in our annual and long-term incentive plans that we believe are rigorous and designed to motivate executive performance. For fiscal 2017, we did not achieve the threshold performance level for the financial metrics under our annual bonus plan and no awards were paid in respect of such metrics.

✓
Link compensation to total stockholder return.    Executive compensation is linked to stockholder returns through annual equity grants consisting of performance share units, restricted shares and stock options. For fiscal 2017, a portion of all NEOs’ equity incentive awards were issued under a performance-based stock award program, under which awards vest after three years based on attainment of shareholder return (“TSR”) and ROIC metrics.

✓
Encourage meaningful stock ownership by our NEOs.    We have adopted a stock ownership policy under which our Chief Executive Officer and all other executive officers must hold shares of our common stock having a specified multiple of their annual base salary.

✓	Retain and hire top caliber executives. Our objective is to provide compensation and benefits that are in alignment with the market for the talent we seek.
✓
Maintain flexibility in compensation programs.    Guaranteed or multi-year equity grants or bonuses are not provided to any of our named executive officers. This gives us flexibility to adjust our compensation program as necessary to ensure we offer the optimum mix of annual cash incentives and long-term equity incentives to attract and retain key talent.

What We Don’t Do

x
Grant multi-year or guaranteed bonuses or equity grants.    We do not pay guaranteed bonuses to anyone and currently have no guaranteed commitments to grant any equity-based awards. This ensures that we are able to base all compensation awards on measurable performance factors and business results.

x	Provide generous executive perquisites. We do not provide costly perquisites to our NEOs, such as a Company aircraft and similar items.
x	Offer income tax gross-ups. With the exception of relocation expenses, we do not provide income tax gross-ups for personal benefits and other broad-based benefits.
x	Provide excise tax gross-ups. We do not provide excise tax gross-ups for change in control benefits.
x
Enter into costly employment agreements with executives. We have not entered into employment agreements with our current executives and our standard executive severance agreement provides modest severance and termination entitlements.

x
Provide any “single trigger” change in control benefits. Executives receive no benefits or equity award vesting solely due to a change in control. All change in control entitlements are “double trigger” and are conditioned upon the occurrence of an involuntary or constructive termination.

x	Offer pension or supplemental retirement plans. We do not provide costly retirement benefits to our NEOs that reward longevity rather than contributions to Company performance.
x	Reprice options. Our stockholder approved equity incentive plan does not permit us to reprice options without stockholder approval.
x	Permit hedging. Our corporate policies prohibit executive officers from hedging the economic risk of ownership of our common stock.

Elements and Objectives of Executive Compensation

The primary elements of our executive compensation program and their corresponding objectives are summarized in the following table:

Compensation Element	Description and Objectives
Base Salary	Recognizes performance of job responsibilities and is a necessary tool to attract and retain executives.
Annual performance-based compensation	Promotes near-term performance objectives and rewards individual contributions.
Long-term equity incentive awards	Emphasizes our long-term performance objectives, retention and value creation. Awards are granted 1/3 each in the form of performance stock units, restricted stock and options.
Severance and change in control benefits
Encourages the continued attention and dedication of key individuals and allows them to focus on the value to stockholders when considering strategic alternatives. Unless a change in control occurs severance for all executives is generally limited to one year of compensation or less.

Retirement savings (401(k))	Provides an opportunity for tax-efficient savings and long-term financial security. No executive retirement plan is offered.
Other elements of compensation and perquisites	Limited benefits and perquisites attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.
Decision Processes

The Compensation Committee, in consultation with our Chief Executive Officer for NEOs other than our Chief Executive Officer, has authority to determine and approve compensation decisions with respect to our NEOs. For certain aspects of our compensation programs, the Compensation Committee has delegated authority to our Section 162(m) Plan Subcommittee, which is a subcommittee of our Compensation Committee, consisting of the Compensation Committee members that we believe are considered “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. For additional information, see the discussion below under the heading “—Policies and Other Considerations—Code Section 162(m).”
In alignment with the objectives set forth above, the Compensation Committee has historically determined overall compensation, and its allocation among the elements described above, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably-sized companies in our industry and similar industries. Since fiscal 2014, the Compensation Committee has used the services of an independent compensation consultant, Semler Brossy, to provide assistance in developing executive compensation programs. See below under the heading “—Compensation Overview—Role of Compensation Consultant.”

Say on Pay Outcome For Fiscal 2016

As the Compensation Committee made its fiscal 2017 compensation decisions, it considered that over 99% of our stockholders who voted on the advisory vote to approve NEO compensation at our last annual meeting of stockholders had voted in favor of approving the compensation. Consistent with this level of support, we continued to implement the compensation policies and practices we have developed in recent years, which we believe reflect a robust “pay for performance” culture within our company.
Compensation Overview

Our overall executive compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of compensation opportunity will be related to factors that directly and indirectly influence stockholder value.

Total compensation for our NEOs has been allocated between cash and equity compensation taking into consideration the balance between providing short-term incentives and long-term investment in our financial performance to align the interests of management with stockholders. The variable annual incentive award and the equity awards are designed to ensure that total compensation reflects our overall success or failure and to motivate the NEOs to meet appropriate performance measures.
This approach has resulted in a significant weighting of compensation toward variable and long-term incentive compensation awards, which represent a significant majority of the compensation opportunities for our named executive officers.

	Percentage of Total Target Direct Pay(1)
Name	Base Salary (%)	Target Bonus (%)	Target Equity Awards (%)
Todd Renehan	25.00	25.00	50.00(2)
Kerry Shiba	33.33	25.00	41.67
Alex Murray	30.77	23.08	46.15(2)
David Castagnola	25.00	25.00	50.00(3)
Richard Weller	33.33	25.00	41.67(3)
Dan Snow	36.36	18.18	45.45(3)
————————————

(1)
The total target direct pay includes the NEO’s base salary (as adjusted in fiscal 2017, if applicable), target bonus and target equity award value for fiscal 2017, or in the case of Mr. Shiba, for fiscal 2018.

(2)
The percentage of shares reflects the total target direct pay pursuant to Messrs. Renehan’s and Murray’s revised compensation packages as Chief Executive Officer and President and Chief Operating Officer, respectively.

(3)
The targeted value for these awards was determined based on our closing stock price on the grant date of $13.50 per share, and with an estimated value being used for the option awards based on 32% of that stock price. The estimated option values used for purposes of this table may not precisely match the amounts shown in the “Option Awards” column of our Summary Compensation Table for Fiscal 2017, which amounts are based on the accounting grant date fair value of the awards.

Determination of Compensation Awards

The Compensation Committee is provided with the authority to determine and approve the compensation awards available to our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry and the level of expertise and experience of our NEOs in their positions. In early fiscal 2015, the Compensation Committee established the Section 162(m) Plan Subcommittee. This subcommittee was formed to take all necessary actions associated with compensation for our named executive officers that is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and consists of Mr. Fulchino and Ms. Pollino, the two members of our Compensation Committee that we believe qualify as “outside directors” for purposes of Section 162(m). The Compensation Committee or, where applicable, the Section 162(m) Plan Subcommittee, is responsible for (i) determining each NEO’s base salary and target bonus level (expressing the bonus that may be awarded as a percentage of base salary or as a dollar amount for the year), (ii) assessing the performance of our Chief Executive Officer and other NEOs for each applicable performance period and (iii) determining the amount of awards to be paid to our Chief Executive Officer and other NEOs under our annual incentive bonus program for each year, after taking into account any previously established target bonus levels and performance during the year, and the amount of any stock option or other equity or equity-based awards to be granted to our NEOs. To aid in making determinations, our Chief Executive Officer provides recommendations annually regarding the compensation of all officers, excluding himself. The performance of our senior executive management team is reviewed and determined annually.
Role of Compensation Consultant

We retained Semler Brossy to provide advice with respect to certain executive compensation matters for fiscal 2017. Semler Brossy does not provide any other services to our management. The Compensation Committee has assessed Semler Brossy’s independence and concluded that no conflict of interest exists that would prevent Semler Brossy from providing executive compensation advice to the Compensation Committee.

Use of Peer Group Data

The Compensation Committee reviews competitive pay practices in determining compensation for our executives, including our NEOs, and generally seeks to target individual pay levels that are competitive with the market, which the Compensation Committee views as at or near the 50th percentile of our peer group, which we refer to as “market.” The Compensation Committee considers peer group data in determining whether compensation levels in general are reasonably aligned with market levels and whether our compensation practices and policies remain competitive in the markets in which we compete for executive talent and stockholder investment. For fiscal 2017, the peer group consisted of the following companies:

•	Triumph Group, Inc.

•	Aerojet Rocketdyne Holdings, Inc.

•	B/E Aerospace, Inc.

•	Moog Inc.

•	Applied Industrial Technologies, Inc.

•	MSC Industrial Direct Co., Inc.

•	AAR Corp.

•	Teledyne Technologies Incorporated

•	Curtiss-Wright Corporation

•	Beacon Roofing Supply, Inc.

•	Esterline Technologies Corporation

•	Astronics Corporation

•	Kaman Corporation

•	Hexcel Corporation

•	DXP Enterprises, Inc.

•	HEICO Corporation

•	Echo Global Logistics, Inc.

•	KLX Inc.

•	Park-Ohio Holdings Corp.

Base Compensation for Fiscal 2017

We set base salaries for our NEOs generally at a level we deem necessary to attract and retain individuals with superior talent, using the methodologies described above. The Compensation Committee reviews and evaluates base salaries for our NEOs annually, but formulaic base salary increases are not provided to the NEOs. In December 2016, the Compensation Committee approved a 7.1% base salary increase for Mr. Castagnola, 4.5% base salary increases for Messrs. Renehan, Murray and Snow and a 3.0% base salary increase for Mr. Weller, each of which took effect on January 1, 2017 to ensure base salary compensation is fair, reasonable and competitive with executive officers in similar positions and with similar responsibilities in our marketplace.

On May 8, 2017, in connection with their recent appointment to the positions of Chief Executive Officer and President and Chief Operating Officer, respectively, Mr. Renehan’s base salary was increased to $600,000, and Mr. Murray’s base salary was increased to $500,000. The increases reflect the enhanced scope of each NEO’s duties and responsibilities in their new positions and were guided by the principles outlined above under the heading “—Executive Summary—Executive Transition.”
Mr. Shiba commenced employment with us on September 18, 2017 and his initial base salary of $450,000 is the same base salary at which Mr. Weller joined us in 2015. Pursuant to the terms of his offer letter agreement, Mr. Shiba’s base salary in future years will be subject to increase upon review by the Compensation Committee and the Board.
Annual Performance-Based Compensation for Fiscal 2017

We structure our compensation programs to reward NEOs based on the Company’s performance and the individual executive’s contribution to that performance. Under the Management Incentive Plan (the (“MIP”), certain key employees, including NEOs, are eligible to receive annual cash incentive awards in the event certain specified corporate financial performance goals are achieved and based on individual performance considerations.
Under the terms of the MIP, the NEOs have target bonus amounts based upon a percentage of their base salaries. The NEOs’ target bonus amounts for fiscal 2017 are set forth in the table below.

Fiscal 2017 Target Bonus
Name	As % of Base Salary
Todd Renehan	100(1)
Kerry Shiba	—(2)
Alex Murray	75(1)
David Castagnola	100(3)
Richard Weller	75(3)
Dan Snow	50(3)
————————————

(1)
Amounts shown reflect increased target levels implemented in connection with the NEOs promotion to Chief Executive Officer and President, respectively. The pre-promotion target level was 55% of base salary for Messrs. Renehan and Murray. For fiscal year 2017, target bonus levels were pro-rated to 77.5% and 65%, respectively.

(2)
Mr. Shiba was not eligible to participate in the MIP for fiscal 2017 because he commenced employment with us two weeks before the end of our fiscal year. He will be eligible to participate in our MIP in fiscal 2018 at a target award level equal to 75% of his base salary.

(3)
Pursuant to their severance agreements, Messrs. Castagnola and Weller were eligible to receive a pro-rated amount of their target bonus amount earned for fiscal year 2017 and Mr. Snow was eligible to receive the full amount of his bonus earned for the year, in each case based on actual performance.

Our NEOs have the ability to earn more or less than their target bonus amounts for over performance or under performance, as determined with reference to the applicable performance goals. None of our NEOs has a guaranteed minimum annual performance bonus.
Awards paid under the MIP are based upon the level of achievement in relation to two Company-wide performance metrics, Bonus EBITDA (40% of MIP opportunity) and Bonus Cash Flow (40% of MIP opportunity), as well as individual performance (20% of MIP opportunity). For this purpose, “Bonus EBITDA” is defined generally as our earnings before interest, taxes, depreciation expense and amortization expense, management and transaction fees and extraordinary and non-recurring items. “Bonus Cash Flow” is generally defined as our net cash from operating activities less capital expenditures. We use Bonus EBITDA and Bonus Cash Flow as the primary performance metrics to determine the amount of awards paid under our annual bonus plan because the Compensation Committee believes that these metrics most directly correlate to the creation of value for our stockholders in relation to our financial performance over the annual performance period. Individual performance is generally based on personal contributions, as described in more detail below.
For each performance year, the Compensation Committee or 162(m) Plan Subcommittee, as applicable, assigns a target, threshold and maximum value to each performance metric. The maximum award for each metric is 200% of the target amount, which is payable only upon achievement of maximum-level performance for the metric. Award amounts for performance between the threshold and target, and target and maximum levels increase linearly (from 0% to 100% and 100% to 200%, respectively) depending upon the level of achievement for each metric relative to its approved target value. The Compensation Committee or 162(m) Plan Subcommittee, as applicable, makes final determinations of the amounts payable under the MIP, in consultation with our Chief Executive Officer for NEOs other than our Chief Executive Officer, after receipt of the applicable financial information.
The following chart sets forth the threshold, target and maximum values for each performance metric for the fiscal year ended September 30, 2017:

Performance Metric	Threshold ($ MM)	Target ($ MM)	Maximum ($ MM)
Bonus EBITDA	190.0	210.0	227.0
Bonus Cash Flow	38.4	46.3	75.4

For the individual performance component, the Compensation Committee, in consultation with our Chief Executive Officer, established individual performance objectives for the NEOs to support our strategic objectives as well as to support the leadership and goals of their respective functional area. The individual performance objectives generally were initially intended to be based on one or more of the following: (i) achievement of enterprise excellence; (ii) utilization of SIOP (sales, inventory and operations planning), strategic sourcing and site and supply to achieve stretch business plans; (iii) adoption and support of people philosophy; (iv) achievement of stretch plan for revenue, EBITDA and cash; (v) achievement of talent management milestones and establishment of development training processes; (vi) establishment of regulatory and compliance baselines and elimination of related risks; (vii) achievement of 100% on-time delivery of products and services; and (viii) achievement of stretch sales growth targets.
For fiscal year 2017, our actual performance fell below the threshold level on both the Bonus EBITDA and Bonus Cash Flow metric and therefore no bonuses were earned in respect of those components. For Messrs. Renehan and Murray, the Compensation Committee reviewed their specific individual performance objectives and considered their overall contributions during the year and their extraordinary efforts in leading the Company through our executive transition and related organizational changes, and determined that the individual performance component was generally earned for that 20% component of the award opportunity, approving a payout level of approximately 19% of their respective total target bonus award levels. Mr. Snow also received an award equal to 20% of his total target bonus opportunity in recognition of his individual performance during the year. For Messrs Castagnola and Weller, the Compensation Committee analyzed their individual performance achievements during the year in relation to the individual performance objectives described above and determined to award a payout equal to approximately one-fifth of the 20% individual performance component. Mr. Castagnola’s award was then prorated to reflect his partial year of service with us in fiscal 2017. Additionally, in further recognition of Messrs. Renehan’s and Murray’s efforts during the year, the Compensation Committee awarded an additional discretionary award for fiscal 2017 in the form of restricted stock units having a value equal to approximately 30% of Messrs. Renehan’s and Murray’s respective total target bonus award levels. These restricted stock units will vest and become payable only if the executive remains employed with us through September 30, 2019. The dollar amount of the cash and restricted stock unit awards is reflected in the “Bonus” column of the Summary Compensation Table below.
Long-Term Equity Incentive Awards

Annual Long-Term Incentive Awards
We believe that providing a portion of our NEOs’ total compensation in the form of equity-based awards encourages responsible and profitable growth, encourages executive retention, promotes a long-term focus and aligns executive and stockholder interests. For fiscal 2017, equity incentives were granted as follows:

Award Type	% of Total Equity Incentives	Description/Vesting Terms
Performance Stock Units	1/3	Awards vest after three years and are divided into two tranches based on ROIC and TSR
Restricted Stock	1/3	Time-based stock awards vest in three annual installments
Stock Options	1/3	Options have an exercise price equal to the fair market value of our stock on the grant date and vest in three annual installments

As discussed above under the heading “—Compensation Overview,” a significant portion of our NEOs’ total compensation is weighted toward variable compensation awards. The number of stock options, restricted shares and performance stock units (“PSUs”) granted to each of our NEOs in fiscal 2017 and the relative targeted values of those awards are set forth in the following table.

Name	Number of Shares Subject to Stock Options (#)	Target Option Award Value ($)(1)	Number of Restricted Shares (#)	Target Restricted Stock Award Value ($)(1)	Number of PSUs (#)(2)	Target PSU Value ($)(1)	Target Total Award Value ($)	Target Total Award Value as a Multiple of Base Salary (#)
Todd Renehan	34,256	147,986	11,294	152,469	10,962	147,987	448,442	1.25
Kerry Shiba (3)	—	—	—	—	—	—	—	1.25
Alex Murray	34,256	147,986	11,294	152,469	10,962	147,987	448,442	1.25
David Castagnola	106,944	461,998	35,259	475,997	34,222	461,997	1,399,992	2
Richard Weller	42,969	185,626	14,167	191,255	13,750	185,625	562,506	1.25
Dan Snow	33,420	144,374	11,019	148,757	10,694	144,369	437,500	1.25
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(1)
The targeted value for these awards was determined based on our closing stock price on the grant date of $13.50 per share, and with an estimated value being used for the option awards based on 32% of that stock price. The estimated option values used for purposes of this table may not precisely match the amounts shown in the “Option Awards” column of our Summary Compensation Table for Fiscal 2017, which amounts are based on the accounting grant date fair value of the awards.

(2)	For each NEO, 75% of the PSUs awarded are based on the ROIC metric and 25% of the PSUs awarded are based on the TSR metric.

(3)	Mr. Shiba was not eligible to receive an annual equity-based award for fiscal 2017, but did receive a sign-on grant as described below under “—Promotion and Sign-on Grants.”
The PSUs were a component of our compensation program for fiscal 2017. Each PSU represents the right to receive one share (or an amount in cash equal to the fair market value of one share) of our common stock upon vesting. The PSUs will be earned and vest based on the Company’s achievement of specific performance goals over a performance period. For fiscal 2017 grants, PSUs may be earned at a level of up to 200% based on (a) ROIC (the “Tranche 1 PSUs”) and (b) TSR as compared to the TSR of our peer group (the “Tranche 2 PSUs”), with performance measured from October 1, 2018 through September 30, 2019 for the Tranche 1 PSUs and from October 1, 2016 through September 30, 2019 for the Tranche 2 PSUS (collectively, the “Performance Period”). The Compensation Committee or Section 162(m) Plan Subcommittee, as applicable, believes that awards of PSUs will incentivize and closely connect our NEOs to these long-term performance objectives.
For purposes of the Tranche 1 PSUs, ROIC is defined as follows:

ROIC =	ROIC Adjusted Net Income
Book Value of Invested Capital
For this purpose:

•
“ROIC Adjusted Net Income” is defined as Adjusted Net Income, as reported in the Company’s earnings materials covering the period from October 1, 2018 to September 30, 2019, plus Tax Adjusted Interest Expense.

•
“Tax Adjusted Interest Expense” is defined as “interest and other, net,” as reported in the Company’s earnings materials covering the period from October 1, 2018 to September 30, 2019, adjusted for the tax effect of that item, which adjustment will be calculated in a manner that is consistent with the “adjustments for tax effect” that are made to Adjusted Net Income.

•
“Invested Capital” is defined as: total assets minus cash and cash equivalents, accounts payable, accrued expenses and other current liabilities, income taxes payable, other liabilities, deferred income taxes, goodwill and intangible assets, net.

•	The “Book Value of Invested Capital” will be calculated as of September 30, 2019.

The number of Tranche 1 PSUs earned will be equal to the number of Tranche 1 PSUs awarded multiplied by the Tranche 1 Vesting Percentage, which will be determined as follows:

ROIC	Tranche 1 Vesting Percentage
< 17.1%	—%
>= 17.1% and < 18.0%	50%-100% (1)
18.0%	100%
> 18.0% and < 18.9%	100%-200% (1)
>= 18.9%	200%
___________________
(1)     The Tranche 1 Vesting Percentage will scale linearly relative to the level of ROIC achievement.
For purposes of the Tranche 2 PSUs, “TSR” means, as applicable, the Company’s or a member of the Peer Group’s total stockholder return for the Performance Period calculated based on the change in trading price of the applicable shares over such period (where the trading price for any date is calculated as the average of the closing price of the applicable shares of stock on the applicable securities exchange, where reasonably available, on such date and on the 20 preceding trading days) and assuming the reinvestment of all dividends and distributions paid on shares during such period. The “Peer Group” means the companies in our peer group for fiscal 2017, as listed above under the heading “—Compensation Overview—Use of Peer Group Data.”
The number of Tranche 2 PSUs earned will be equal to the number of Tranche 2 PSUs awarded multiplied by the Tranche 2 Vesting Percentage, which will be determined as follows:

TSR (1)	Tranche 2 Vesting Percentage
< 25th Percentile	0%
>= 25th and < 50th Percentile	50%-100% (2)
50th Percentile	100%
> 50th and < 100th Percentile	100%-200% (2)
100th Percentile	200%
___________________
(1)    If the Company’s TSR is negative over the Performance Period, the Tranche 2 Vesting Percentage
will not exceed 100%.
(2)     The Tranche 2 Vesting Percentage will scale linearly relative to the level of TSR achievement.
For fiscal 2017, the NEOs’ option, restricted stock and/or PSU award agreements contain confidentiality and assignment of inventions provisions for our benefit and prohibit executives from soliciting our employees, customers or suppliers to terminate their employment or arrangements, as applicable, with us, and where permitted by law, competing with our business for a period of one year following the termination of the NEO’s employment. If the NEO breaches any of the foregoing covenants, the award will be immediately and automatically cancelled and forfeited for no consideration as of the date of the breach.
Promotion and Sign-on Grants
In connection with their promotions, Messrs. Renehan and Murray each received a special one-time performance-based restricted stock award of 105,820 shares (targeted at a value of $1 million at the time of grant) to recognize their enhanced role within our company, to encourage their focus on our financial performance over a multi-year period and to encourage retention of these executives over the long-term. These “promotion grant” awards will be eligible to vest in a single installment on April 26, 2020 only if we attain a ROIC of at least 8% from April 1, 2019 to March 31, 2020. Mr. Shiba also received a one-time performance-based restricted stock unit award of 27,624 shares (targeted at the value of $250,000 at the time of grant), which grant will be eligible to vest in a single installment on September 18, 2020 only if we attain a ROIC of at least 8% from July 1, 2019 to June 30, 2020. The determination of the ROIC goal of 8% for the promotion and sign-on grants was made in connection with a careful reassessment of our long-term financial forecasting. The ROIC goal for the promotion and sign-on grants was set at a level below the fiscal 2016 and 2017 PSU award goals taking into account this reassessment. The revised ROIC goal of 8% for the final year of the performance period is intended to require sustained performance over three years at a realistically achievable level based on our updated forecasts. In making the promotion and sign-on grants, the Compensation Committee and Section 162(m) Plan Subcommittee, as applicable, determined that this revised ROIC goal would provide greater performance and retention incentives, particularly in light of the fact that many performance metrics under our compensation programs have not been attained in recent years (and corresponding compensation therefore has not been awarded) and that our ability realistically to attain the ROIC metrics under the 2016 and 2017 PSU awards is highly uncertain.
Defined Contribution Plans

We have a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover our eligible employees. The 401(k) Plan permits eligible employees to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. After two full years of employment with us, plan participants vest in matching contributions made by us. Employees are eligible to participate in the 401(k) Plan the first day of the first calendar month following their date of hire. The 401(k) Plan is a safe harbor plan and is offered on a non-discriminatory basis to all of our employees, including NEOs, who meet the eligibility requirements. The Compensation Committee believes that matching and other contributions provided by us assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-qualified basis and to achieve financial security, thereby promoting retention. We do not maintain a supplemental executive retirement plan with respect to the 401(k) Plan.
Employment and Severance Arrangements

Executive Severance Agreements

The Compensation Committee considers the maintenance of a sound management team to be essential to protecting and enhancing our best interests. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us may result in the departure or distraction of management personnel to our detriment. Accordingly, the Compensation Committee determined that severance arrangements are appropriate to encourage the continued attention and dedication of these members of our management and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment.
We have entered into severance agreements with each NEO, which provide that, upon our termination of the NEO’s employment without cause or by the NEO for good reason (each a “Qualifying Termination”), the NEO will be entitled to, subject to the NEO signing and not revoking a general release of claims, (i) severance payments equal to one times annual base salary; (ii) a pro-rated bonus for the year of termination (based on actual Company performance for the fiscal year); (iii) if applicable, continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after the termination date; and (iv) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 12 months after the termination date.
If a Qualifying Termination occurs within two years after a change in control of the Company, the severance agreements provide that the NEO will be entitled to, in lieu of the amounts above, (i) severance payments equal to two times the sum of annual base salary plus target annual bonus amount; (ii) if applicable, continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after the termination date; and (iii) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 24 months after the termination date. In addition, if a Qualifying Termination occurs within two years after a change in control of the Company, the severance agreements provide that all unvested equity or equity-based awards will fully vest, provided that any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.
The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and other vested benefits to which the NEO is entitled under the Company’s benefit plans and arrangements.

The severance agreements contain non-disparagement and assignment of inventions provisions for our benefit and prohibit executives from soliciting our employees for a period of two years following the termination of the NEO’s employment.
The severance agreements have an initial term of three years, subject to automatic extension for successive one-year periods thereafter unless the Company delivers notice of non-renewal to the NEO at least 90 days before the end of the then-current term. If a change in control occurs, the term is automatically extended until the two-year anniversary of the change in control date. In addition, if a Qualifying Termination occurs, the term is automatically extended as necessary to allow each party’s rights and obligations under the severance agreement to be fully satisfied.
“Cause” is defined in each NEO’s severance agreement to mean the NEO’s (i) material failure to comply with a lawful and reasonable directive of the Board or the NEO’s direct supervisor, (ii) willful misconduct, gross negligence or breach of a fiduciary duty that results in material harm to us or our affiliates, (iii) conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use or possession of illegal drugs on our (or our affiliate’s) premises or while performing his duties or responsibilities to us or (v) commission of an act of fraud, embezzlement or misappropriation against us or our affiliates. “Good reason” is defined in each NEO’s severance agreement to mean (a) a material reduction in duties or responsibilities (other than following a change in control where the NEO remains in a substantially equivalent position), (b) a material reduction in base salary or annual target bonus opportunity, (c) a material change in geographic location at which the NEO must perform his duties (excluding a relocation of the NEO’s principal place of employment within a 50-mile radius) or (d) the failure of the Company following an acquisition of all or substantially all of our assets or our business (whether by purchase, merger or otherwise) to obtain an agreement from any successor to assume and agree to perform the severance agreement.
In early fiscal 2017, prior to and not in connection with his promotion to Chief Executive Officer, we entered into a severance agreement with Mr. Renehan in order to replace and supersede the terms of his prior employment agreement, which was entered into in connection with our acquisition of Haas. The purpose of this was to standardize Mr. Renehan’s severance terms with our other NEOs. Mr. Renehan did not receive a new agreement in connection with his promotion to Chief Executive Officer in April 2017 and continues to remain subject to this severance agreement in his new position. We also entered into an identical severance agreement with Mr. Shiba following his appointment as the Company’s Executive Vice President and Chief Financial Officer, effective September 18, 2017.
Separation and Release Agreement with Mr. Castagnola
In connection with Mr. Castagnola’s retirement effective April 26, 2017, we entered into a separation and release agreement with him pursuant to which we agreed to provide him certain severance benefits under his severance agreement in exchange for a release of claims against us. Specifically, the Company will pay him the sum of (i) $750,000, which represents his annual base salary (at the rate in effect on the day prior to his retirement date); (ii) $17,500, which is the pro-rated portion of the bonus amount that he would have earned if he had remained employed through the end of the fiscal year; (iii) $10,965, which represents the value of continued use of his Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after his retirement date; and (iv) $23,185, which represents the COBRA premium required to continue group medical and dental coverage during the 12-month period following his retirement date. In addition, upon his retirement, Mr. Castagnola became vested in 62,853 shares, which represents two-thirds of the initial restricted stock grant that he received upon commencing employment with us in May 2015. Mr. Castagnola’s 13,156 shares of restricted stock, which were scheduled to vest on September 30, 2017, also became vested on his retirement date. The value of these 76,009 vested shares is $946,312, which was determined based on our closing stock price on April 26, 2017 of $12.45. Further, Mr. Castagnola’s 35,470 options, which were originally scheduled to vest on September 30, 2017, became vested on his retirement date. The value of these options is $13,834, which was determined based on the difference between their grant price of $12.06 and our closing stock price on April 26, 2017 of $12.45. As part of our retirement policy, Mr. Castagnola’s vested stock options were extended until the earlier of (i) the one year anniversary of his retirement date and (ii) the regular expiration date of the options. All of Mr. Castagnola’s remaining unvested equity awards were forfeited as of his retirement date.
Separation Agreement with Mr. Weller
In connection with Mr. Weller’s retirement effective September 15, 2017, we entered into a separation agreement with him pursuant to which we agreed to provide him certain severance benefits under his severance agreement in exchange for a release of claims against us. Specifically, the Company will pay him the sum of (i) $463,500, which represents his annual base salary (at the rate in effect on the day prior to his retirement date); (ii) $13,905, which is the bonus amount that he would have earned for fiscal 2017 if he had remained employed with the Company; (iii) $5,952, which represents the value of continued use of his Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after his retirement date; and (iv) $20,557, which represents the COBRA premium required to continue group medical, dental and vision coverage during the 12-month period following his retirement date. In addition, upon his retirement, Mr. Weller became vested in 10,008 shares of restricted stock which, under their original terms, were scheduled to vest on September 30, 2017. The value of these 10,008 vested shares is $88,571, which was determined based on our closing stock price on September 15, 2017 of $8.85. Further, upon his retirement date, Mr. Weller became vested in 14,252 options, which were originally scheduled to vest on September 30, 2017. These options have a value of $0, which was determined based on the difference between their grant price of $12.06 and our closing stock price on September 15, 2017 of $8.85. As part of our retirement policy, his vested stock options were extended until the earlier of (i) the one year anniversary of his retirement date and (ii) the regular expiration date of the options. All of Mr. Weller’s remaining unvested equity awards were forfeited as of his retirement date.
Separation Agreement with Mr. Snow
In connection with Mr. Snow’s retirement effective October 6, 2017, we entered into a separation agreement with him pursuant to which we agreed to provide him certain severance benefits under his severance agreement in exchange for a release of claims against us. Specifically, the Company will pay him the sum of (i) $365,750, which represents his annual base salary (at the rate in effect on the day prior to his retirement date); (ii) $36,750, which is the bonus amount that he would have earned for fiscal 2017 if he had remained employed with the Company; (iii) $12,000, which represents a payment in lieu of the value he would have received through the continued use of his Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after his retirement date; (iv) $15,176, which represents the COBRA premium required to continue group medical, dental and vision coverage during the 12-month period following his retirement date; and (v) an amount not to exceed $75,000 to be paid in calendar year 2018, which represents the reasonable and documented closing costs, sales commissions and transfer taxes associated with the sale of his residence in or near Valencia, California. In addition, upon his retirement, Mr. Snow became vested in 7,153 shares of restricted stock, which represents two-thirds of the shares that were, under their original terms, granted to him on July 28, 2015. The value of Mr. Snow’s restricted stock is $69,742, which was determined based on our closing stock price on October 6, 2017 of $9.75. As part of our retirement policy, Mr. Snow’s vested stock options were extended until the earlier of (i) the one year anniversary of his retirement date and (ii) the regular expiration date of the options. All of Mr. Snow’s remaining unvested equity awards were forfeited as of his retirement date.
Other Elements of Compensation and Perquisites

Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term disability insurance. In addition, we provide our NEOs with the personal use of Company automobiles and in certain instances dues related to country club memberships, which our NEOs use for both personal and professional purposes. We provide these benefits due to their relatively low cost and the high value they provide in attracting and retaining talented executives.
Policies and Other Considerations

Stock Ownership Policy

We believe that direct ownership in our Company provides our NEOs with a strong incentive to increase the value of our Company. Historically, our NEOs have held significant ownership positions in our Company and we have adopted formal stock ownership requirements to ensure continued meaningful equity ownership by our executives. Under the policy, our Chief Executive Officer and all other executive officers must hold 50% of the net settled shares received from the vesting, delivery or exercise of equity awards granted under the Company’s equity award plans until such time as they meet their applicable stock ownership threshold. The stock ownership threshold for our Chief Executive Officer is five times his annual base salary. The stock ownership threshold for all others covered by the policy is three times their annual base salary. The stock ownership policy also applies to our directors who receive compensation for their service as a director. The stock ownership threshold for such directors is three times their annual retainer, and such directors must also hold 50% of net settled shares until they reach their stock ownership threshold.
Clawback Policy

We are currently considering the implementation of a compensation clawback policy applicable to executive officers pending completion of the SEC’s related rulemaking initiatives.
Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits tax deductions for certain annual compensation in excess of $1,000,000 paid to certain individuals named in the summary compensation tables of public company proxy statements. Compensation awards that are treated as qualified performance-based compensation for purposes of Section 162(m) are not subject to such $1,000,000 deductibility limitation. We consider tax deductibility when structuring compensation programs and presently expect to pursue compensation programs that are intended to be tax deductible. For this purpose, in order to satisfy the requirement that qualified performance-based compensation be determined by a committee of “outside directors” within the meaning of Section 162(m), we have established the Section 162(m) Plan Subcommittee to take all appropriate actions with respect to compensation that is intended to satisfy these requirements. The subcommittee was established because it was not clear whether Mr. Baird would fully satisfy the “outside director” requirements, which differ from the independence requirements of the SEC and NYSE, due to his affiliation with Carlyle.
Although we have established the Section 162(m) Plan Subcommittee, it is important to understand that we maintain flexibility in designing our executive compensation programs and may not always structure compensation to be 100% deductible and we did not do so in fiscal 2017. Specifically, a portion of the restricted stock awards and annual bonuses to some of our NEOs were not structured to comply with Section 162(m) deductibility requirements and deductibility of other amounts may be limited. In addition, we are not able to ensure in all circumstances that all requirements will be satisfied or that all of our compensation awards are or will be fully deductible. If circumstances warrant, the Compensation Committee retains the discretion to grant incentive awards to NEOs that are not intended to be fully deductible as a result of Section 162(m), as the Compensation Committee must balance the effectiveness and overall goals of our executive compensation programs with the materiality of reduced tax deductions.

Summary Compensation Table for Fiscal 2017

The following table sets forth certain information with respect to the compensation paid to our NEOs for the fiscal years ended September 30, 2017, 2016 and 2015.

Name and Principal Position(1)	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)(2)	Stock Awards ($)(2)	Bonus ($)(3)	All Other Compensation ($)		Total ($)

Todd Renehan	2017	457,748	—	82,265	1,219,742	175,494	23,132	(4)	1,958,381
Chief Executive Officer	2016	357,774	—	145,653	298,953	—	22,643		825,023
	2015	350,000	115,500	268,419	145,812		27,885		907,616

Kerry Shiba	2017	17,308	—	—	249,997	—	—		267,305
Executive Vice President and Chief Financial Officer
									—
Alex Murray	2017	419,286	—	82,265	1,219,742	133,862	28,469	(5)	1,883,624
President and	2016	356,395	—	145,653	298,953	—	31,494		832,495
Chief Operating Officer	2015	350,000	115,500	268,419	145,812	750	20,266		900,747
									—
David Castagnola	2017	433,654	—	188,150	636,489	17,500	890,364	(6)	2,166,157
Former President and Chief Executive Officer	2016	700,000	—	466,085	956,666	—	27,570		2,150,321
	2015	255,769	231,000	—	1,491,510	—	36,188		2,014,467

Richard Weller	2017	450,952	—	94,960	255,730	13,905	556,192	(7)	1,371,739
Former Executive Vice President and Chief Financial Officer	2016	450,000	—	187,267	384,379	—	16,606		1,038,252
	2015	164,423	111,210	—	497,159	—	19,848		792,640

Dan Snow	2017	362,789	—	81,050	198,890	36,750	15,911	(8)	695,390
Former Executive Vice President and Chief Supply Chain Officer	2016	330,490	—	124,843	256,248	—	39,313		750,894
————————————

(1)
The above reflects our NEOs’ principal positions as of September 30, 2017. On April 26, 2017, Mr. Castagnola retired as President, Chief Executive Officer and as a director of the Company, and Mr. Renehan was appointed Chief Executive Officer and as a director of the Company. On April 26, 2017, Mr. Murray was promoted to President and Chief Operating Officer from his position as Executive Vice President and Chief Operations Officer. On September 15, 2017, Mr. Weller retired as Executive Vice President and Chief Financial Officer of the Company, and was replaced by Kerry Shiba, effective September 18, 2017. On October 6, 2017, Mr. Snow retired as the Company’s Executive Vice President and Chief Supply Chain Officer.

(2)
Amount shown represents the fair value on the date of grant calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to the PSUs granted to each of our NEOs, the amount shown is based on the probable outcome with respect to performance. Assuming that all PSUs are earned at maximum level of 200%, the amounts that would be reflected in the table above would be: Mr. Renehan - $1,330,739; Mr. Shiba - $249,997; Mr. Murray - $1,330,739; Mr. Castagnola - $982,994; Mr. Weller - $394,956; and Mr. Snow - $307,183. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.”

(3)
Amounts shown for fiscal 2017 represent (i) the cash and restricted stock unit awards paid in respect of our annual MIP for fiscal year 2017 for Messrs. Renehan and Murray and (ii) the cash paid in respect of our annual MIP for fiscal year 2017 for Messrs. Castagnola, Weller and Snow. The cash award amounts were $67,494 and $52,862 for Mr. Renehan and Mr. Murray and the restricted stock unit awards were valued at $108,000 and $81,000, respectively.

(4)
Includes $14,032 for use of Company automobile and $9,100 for 401(k) matching contribution. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(5)
Includes $19,369 for use of Company automobile and $9,100 for 401(k) matching contribution. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(6)
Includes $21,929 for use of Company automobile and $8,712 for 401(k) matching contribution. The amount shown also includes $750,000 in severance payments and $23,185 in COBRA premium payments paid to Mr. Castagnola through the end of fiscal 2017 pursuant to his separation and release agreement, which is described above under the heading “—Employment and Severance Arrangements—Separation and Release Agreement with Mr. Castagnola.” Mr. Castagnola also received $86,538 upon his retirement for accrued but unused vacation time. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(7)
Includes $11,904 for use of Company automobile and $6,750 for 401(k) matching contribution. The amount shown also includes $463,500 in severance payments and $20,557 in COBRA premium payments paid to Mr. Weller through the end of fiscal 2017 pursuant to his separation agreement, which is described above under the heading “—Employment and Severance Arrangements—Separation Agreement with Mr. Weller.” Mr. Weller also received $53,481 upon retirement for accrued but unused vacation time. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(8)
Includes $7,717 for use of Company automobile and $8,194 for 401(k) matching contribution. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

Grants of Plan-Based Awards for Fiscal 2017

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payout Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Share of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Todd Renehan		354,755	709,510
	10/03/16	—	—	5,481	10,962	21,924	—	—	—	153,056
	10/03/16	—	—	—	—	—	11,294	—	—	50,814
	10/03/16	—	—	—	—	—	—	34,256	13.5	82,265
	05/30/17	—	—	—	105,820	—	—	—	—	1,015,872

Kerry Shiba
	09/18/17	—	—	—	27,624	—	—	—	—	249,997

Alex Murray		272,536	545,072
	10/03/16	—	—	5,481	10,962	21,924	—	—	—	153,056
	10/03/16	—	—	—	—	—	11,294	—	—	50,814
	10/03/16	—	—	—	—	—	—	34,256	13.5	82,265
	05/30/17	—	—	—	105,820	—	—	—	—	1,015,872

David Castagnola		750,000	1,500,000							—
	10/03/16	—	—	17,111	34,222	68,444	—	—	—	477,824
	10/03/16	—	—	—	—	—	35,259	—	—	158,666
	10/03/16	—	—	—	—	—	—	106,944	13.5	188,150

Richard Weller		347,625	695,250
	10/03/16	—	—	6,875	13,750	27,500	—	—	—	191,983
	10/03/16	—	—	—	—	—	14,167	—	—	63,747
	10/03/16	—	—	—	—	—	—	42,969	13.5	94,960

Dan Snow		182,875	365,750
	10/03/16	—	—	5,347	10,694	21,388	—	—	—	149,314
	10/03/16	—	—	—	—	—	11,019	—	—	49,586
	10/03/16	—	—	—	—	—	—	33,420	13.5	81,050
————————————

(1)
Amounts shown reflect the possible performance bonus payment amounts to our NEOs for fiscal 2017. The amounts actually paid to each NEO for fiscal 2017 are set forth under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal 2017 above.

(2)
Amounts shown represent PSUs granted to each of our NEOs that will be earned and vest based on the Company’s achievement of (a) ROIC and (b) TSR as compared to the TSR of our peer group, in each case over the Performance Period. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.”

(3)
Amount shown represents the fair value on the date of grant calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to the PSUs granted to each of our NEOs, the amount shown is based on the probable outcome with respect to performance.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding the stock options, restricted stock and PSUs held by our NEOs as of September 30, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options—Exercisable (#)	Number of Securities Underlying Unexercised Options—Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Todd Renehan	—	—		—	—	—		—	105,820	(2)	994,708
	—	—		—	—	7,530	(3)	70,782	—		—
	—	—		—	—	—		—	10,962	(4)	103,043
	—	—		—	—	4,111	(5)	38,643	—		—
	—	—		—	—	—		—	11,971	(4)	112,527
	11,419	22,837	(6)	13.5	10/02/26	—		—	—		—
	22,169	11,085	(7)	12.06	10/01/25	—		—	—		—
	39,300	—		16.76	10/01/24	—		—	—		—

Kerry Shiba	—	—		—	—	—		—	27,624	(8)	259,666

Alex Murray	—	—		—	—	—		—	105,820	(2)	994,708
	—	—		—	—	7,530	(3)	70,782	—		—
	—	—		—	—	—		—	10,962	(4)	103,043
	—	—		—	—	4,111	(5)	38,643	—		—
	—	—		—	—	—		—	11,971	(4)	112,527
	11,419	22,837	(6)	13.5	10/02/26	—		—	—		—
	22,169	11,085	(7)	12.06	10/01/25	—		—	—		—
	39,300	—		16.76	10/01/24	—		—	—		—
	27,500	—		20.87	10/01/23	—		—	—		—
	45,900	—		13.49	10/24/22	—		—	—		—
	15,300	—		15.00	07/27/21	—		—	—		—

David Castagnola (9)	70,941	—		12.06	10/01/25	—		—	—		—

Richard Weller (9)	14,323	—		13.5	10/02/26	—		—	—		—
	28,503	—		12.06	10/01/25	—		—	—		—

Dan Snow (10)	—	—		—	—	7,346	(11)	69,052	—		—
	—	—		—	—	—		—	10,694	(4)	100,524
	—	—		—	—	3,524	(5)	33,126	—		—
	—	—		—	—	—		—	10,261	(4)	96,453
	—	—		—	—	—		—	10,729	(12)	100,853
	11,140	22,280	(6)	13.5	10/02/26	—		—	—		—
	19,002	9,501	(7)	12.06	10/01/25	—		—	—		—
————————————

(1)
Market value has been calculated by multiplying the number of shares of stock or units by $9.40, the closing market price of our common stock on September 29, 2017, the last trading day of fiscal 2017.

(2)	The shares will vest on April 26, 2020, subject to the NEO’s continued service with us and our achievement of a ROIC of at least 8% for the 12-month period from April 1, 2019 to March 31, 2020.

(3)
The shares will vest as follows, subject to the NEO’s continued service with us on each applicable vesting date: 3,765 shares will vest on September 30, 2018 and 3,765 shares will vest on September 30, 2019.

(4)
The PSUs will be earned and vest based on the Company’s achievement of (a) ROIC and (b) TSR as compared to the TSR of our peer group, in each case over the Performance Period. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.”

(5)	The shares will vest on September 30, 2018, subject to the NEO’s continued service with us.

(6)	These options will become exercisable in two equal installments on September 30, 2018 and 2019, subject to the NEO’s continued service with us on each applicable vesting date.

(7)	These options will become exercisable on September 30, 2018, subject to the NEO’s continued service with us.

(8)	The shares will vest on September 18, 2020, subject to the NEO’s continued service with us and our achievement of a ROIC of at least 8% for the 12-month period from July 1, 2019 to June 30, 2020.

(9)	These options will terminate on the one-year anniversary of the NEO’s retirement date.

(10)
The amounts included in this table are as of September 30, 2017. For additional information about the treatment of the NEO’s equity holdings upon his retirement on October 6, 2017, see “—Employment and Severance Agreements—Separation Agreement with Mr. Snow.”

(11)
The shares will vest as follows, subject to the NEO’s continued service with us on each applicable vesting date: 3,673 shares will vest on September 30, 2018 and 3,673 shares will vest on September 30, 2019.

(12)
The shares will vest on July 6, 2018, subject to the NEO’s continued service with us and our achievement of a return on invested capital of at least 12% for the 12-month period from April 1, 2017 to March 31, 2018.

Options Exercised and Stock Vested in Fiscal 2017

The following table provides information regarding the exercise of options and vesting of our common stock held by our NEOs during the fiscal year ended September 30, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Todd Renehan	—	—	10,776	101,294
Kerry Shiba	—	—	—	—
Alex Murray	37,072	418,222	10,776	101,294
David Castagnola	—	—	76,009	703,083
Richard Weller	—	—	10,008	94,075
Dan Snow	—	—	7,197	67,652
————————————

(1)
Represents the gross number of shares of our common stock acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the gross number of shares of our common stock acquired upon exercise by (ii) the excess of per-share closing price of our common stock on the date of exercise over the exercise price of the option.

(3)	Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing price of our common stock on the date of vesting.

Nonqualified Deferred Compensation and Pension Benefits

As of the end of fiscal 2017, none of our NEOs participated in any nonqualified deferred compensation or defined benefit pension plans or had any deferred compensation or pension amounts outstanding.

Potential Payments upon Termination or Change in Control

Each of Messrs. Renehan, Shiba and Murray has an agreement that provides for severance benefits upon a termination of employment. See “—Employment and Severance Arrangements” above for a description of the severance agreements. The table below summarizes the severance payments and benefits that would be made to each of these NEOs upon the occurrence of a Qualifying Termination of employment or Qualifying Termination within two years after a change in control, assuming that his termination of employment occurred on September 30, 2017. Because Messrs. Castagnola, Weller and Snow terminated employment prior to the end of fiscal 2017, they are not included in the table below. See “—Employment and Severance Arrangements—Separation and Release Agreement with Mr. Castagnola,” “—Separation Agreement with Mr. Weller,” and “—Separation Agreement with Mr. Snow” above for a description of these agreements and the payments and benefits to be received pursuant to each agreement.

Name	Payment Type	Qualifying Termination (no Change-in-Control) ($)(1)		Change-in-Control (no Qualifying Termination) ($)	Qualifying Termination Within Two Years After Change-in-Control ($)
Todd Renehan	Cash severance	775,494	(2)	—	2,400,000	(3)
	Use of Company car (4)	7,016		—	7,016
	Benefit continuation (5)	20,557		—	41,115
	Restricted stock and option vesting (6)(7)	—		—	1,104,133
	Performance stock units (8)	—		—	215,570
	Total	803,067		—	3,767,834

Kerry Shiba	Cash severance	450,000	(2)	—	1,575,000	(3)
	Use of Company car (4)	—		—	—
	Benefit continuation (5)	16,566		—	33,131
	Restricted stock and option vesting (7)	—		—	259,666
	Performance stock units	—		—	—
	Total	466,566		—	1,867,797

Alex Murray	Cash severance	633,862	(2)	—	1,750,000	(3)
	Use of Company car (4)	9,685		—	9,685
	Benefit continuation (5)	23,352		—	46,703
	Restricted stock and option vesting(6)(7)	—		—	1,104,133
	Performance stock units (8)	—		—	215,570
	Total	666,899		—	3,126,091
————————————

(1)	“Qualifying Termination” is defined in the NEO’s severance agreements to mean a termination of the NEO’s employment without cause or by the NEO for good reason.

(2)	Amount represents (i) one times annual base salary and (ii) a cash equivalent bonus for the 2017 fiscal year.

(3)	Amount represents two times the sum of annual base salary plus target annual bonus amount.

(4)
Consists of continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses. The value of continued use was calculated by taking one-half of the applicable NEO’s fiscal 2017 car allowance.

(5)	Consists of continuation of group health benefits. The value of the health benefits was calculated using an estimate of the cost to us of such health coverage based upon past experience.

(6)
Amounts represent the aggregate value of the NEO’s unvested restricted stock and stock options that would have vested on the applicable event. The value of the accelerated restricted stock was calculated by multiplying (x) the number of shares subject to the acceleration by (y) by the fair market value of a share of our common stock on September 29, 2017 ($9.40). The value of the accelerated stock option was calculated by multiplying (x) the number of shares subject to acceleration by (y) the excess, if any, of the fair market value of a share of our common stock on September 29, 2017 ($9.40) over the per share exercise price of the accelerated option.

(7)
Vesting of performance-based restricted stock awards is subject to attainment of applicable performance goals at the end of the performance period. Amount shown assumes that performance goals are ultimately attained.

(8)
Amounts realized in respect of PSU awards will be determined by the Board or the Compensation Committee based on our achievement of performance conditions at the time of the change in control. Amount shown is the target value of the PSUs based on our closing stock price on September 29, 2017 of $9.40 per share; however, the actual amount received by the NEOs in respect of their PSU awards may be more or less depending on our actual performance as measured at the time of the change in control. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.”

Compensation Risk

We have analyzed the potential risks arising from our compensation policies and practices, and have determined that there are no such risks that are reasonably likely to have a material adverse effect on us.
Director Compensation for Fiscal 2017

Directors who are our employees or employees of Carlyle (Messrs. Renehan, Castagnola, Palmer and Baird) receive no additional compensation for serving on our Board or its committees.
For their services as a member of our Board in fiscal 2017, each of our “non-employee” directors received a retainer of $150,000 and an additional payment for serving on one or more of our committees. For fiscal 2017, the Compensation Committee determined to pay the annual retainer either 50% in cash and 50% in shares of our restricted common stock or 100% in shares of our restricted common stock, at the election of the applicable director. The shares were granted during the first quarter of fiscal 2017 and vested quarterly over the remainder of the year. The cash payments were also paid quarterly. The number of shares for the fiscal 2017 retainer was determined based on the fair market value of the shares on grant date.
In fiscal 2017, we provided the following compensation to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Randy Snyder	—	200,000	200,000
Thomas M. Bancroft (2)	81,000	81,000	162,000
Paul E. Fulchino (3)	—	158,000	158,000
Jay L. Haberland (4)	83,000	83,000	166,000
Scott E. Kuechle (5)	—	170,000	170,000
Robert D. Paulson (6)	82,500	82,500	165,000
Jennifer M. Pollino (7)	79,000	79,000	158,000
Norton A. Schwartz (8)	78,000	78,000	156,000
————————————

(1)	As of September 30, 2017, Mr. Fulchino held outstanding options to purchase 6,525 shares of our common stock.

(2)	Mr. Bancroft received additional payments of $6,000 for serving as a member of our Nominating and Corporate Governance Committee and $6,000 for serving as a member of our Finance Committee.

(3)	Mr. Fulchino received an additional payment of $8,000 for serving as a member of our Compensation Committee.

(4)	Mr. Haberland received additional payments of $10,000 for serving as a member of our Audit Committee and $6,000 for serving as a member of our Finance Committee.

(5)	Mr. Kuechle received additional payments of $10,000 for serving as a member of our Audit Committee and $10,000 for serving as the chair of our Finance Committee.

(6)	Mr. Paulson received an additional payment of $15,000 for serving as the chair of our Audit Committee.

(7)	Ms. Pollino received an additional payment of $8,000 for serving as a member of our Compensation Committee.

(8)	Mr. Schwartz received an additional payment of $6,000 for serving as a member of our Nominating and Corporate Governance Committee.

Equity Compensation Plan Information

The following table presents information concerning the securities authorized for issuance pursuant to our equity compensation plans as of September 30, 2017:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,462,810	$14.92	3,457,947
Equity compensation plans not approved by security holders	—	—	—
Total	2,462,810	$14.92	3,457,947

EXECUTIVE OFFICERS

The following sets forth, as of December 15, 2017, the ages, positions and selected biographical information for our executive officers who are not directors:

Kerry A. Shiba

Mr. Shiba, age 63, has served as the Company’s Executive Vice President and Chief Financial Officer since September 2017. He has over 40 years of experience in the finance and accounting organizations of multi-national corporations, most recently serving as Executive Vice President, Chief Financial Officer and Secretary of Superior Industries International, Inc. (“Superior”), a publicly-traded global manufacturer of aluminum wheels for the automotive industry, from 2010 to 2017. Before joining Superior, Mr. Shiba served as Senior Vice President, Chief Financial and Restructuring Officer and President of the Original Equipment Business Unit at Remy International, Inc., a leading manufacturer of rotating electrical components for the automotive industry, from 2006 to 2008. Prior to that, he served in roles of increasing responsibility within the finance and accounting organization at Kaiser Aluminum Corporation (“Kaiser Aluminum”), a leading producer of fabricated aluminum products for aerospace, general engineering, automotive and custom industrial applications, from 1998 to 2006. Mr. Shiba’s tenure at Kaiser Aluminum included service as Vice President and Controller, Fabricated Products Group from 1998 to 2002; Vice President and Treasurer from 2002 to 2004; and Vice President and Chief Financial Officer from 2004 to 2006. Prior to joining Kaiser Aluminum, he served in various roles within the finance and accounting organization at Goodrich from 1981 to 1998, concluding his career at Goodrich as the Vice President and Controller of Specialty Chemicals. Mr. Shiba began his career at Ernst & Young, L.L.P., where he served on the audit staff, and later as a consultant, from 1978 to 1981.

Alex Murray

Mr. Murray, age 48, joined the Company in 2000 and has served as President and Chief Operating Officer since April 2017. Prior to that, he served as Executive Vice President and Chief Operations Officer (previously, Vice President of Global Operations) from 2010 to 2017, EU Managing Director from 2005 to 2010, Director of Contract Business from 2003 to 2005 and Logistic Manager from 2000 to 2003. Before joining Wesco, Mr. Murray was employed by BAE Systems in various roles within the logistics, procurement, supply chain and quality organizations.

Declan O. Grant

Mr. Grant, age 43, has served as our Executive Vice President, Global Strategic Sales, since April 2017.  Prior to that, he served as our Vice President, Global Strategic Sales from October 2015 through April 2017 and as our Vice President of Sales, Americas from October 2014 through October 2015.  At the time Wesco acquired Haas in 2014, Mr. Grant had served as Haas’ Senior Vice President, Sales and Marketing since October 2012, and he continued to serve in a similar role at Wesco until October 2014.
.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

On September 29, 2006, the Company entered into a management agreement with TC Group, L.L.C. (“TC Group”), an affiliate of Carlyle, to provide certain financial, strategic advisory and consultancy services to the Company, and on July 27, 2011, upon the effectiveness of our registration statement on Form S-1 (the “Registration Statement”), that agreement was amended and restated (as amended, the “Management Agreement”) in order to substitute TC Group with Carlyle Investment Management, L.L.C. (“CIM”). Under the Management Agreement, we are obligated to pay CIM (or, prior to July 27, 2011, TC Group) an annual management fee of $1.0 million (paid quarterly) and to pay or reimburse CIM (or, prior to July 27, 2011, TC Group) for certain out-of-pocket expenses. The management fee was waived by CIM for the third and fourth quarters of fiscal 2017 and we paid expenses of approximately $0.6 million during fiscal 2017 related to the Management Agreement. The Management Agreement will terminate at such time as CIM or one or more of its affiliates no longer collectively control, in the aggregate, at least 15% of the Company’s common stock, or such earlier date as the Company and CIM may mutually agree.

Amended and Restated Stockholders Agreement

In connection with the acquisition of the Company by Carlyle, on September 29, 2006, we entered into a stockholders agreement with Falcon Aerospace Holdings, LLC, Randy Snyder, Susan Snyder, certain trusts holding shares of our common stock and members of management holding restricted shares of our common stock or options to purchase common stock. The stockholders agreement was amended on November 30, 2007 and further amended on April 17, 2008. Upon effectiveness of the Registration Statement on July 27, 2011, the stockholders agreement was amended and restated (the “Amended and Restated Stockholders Agreement”).

Pursuant to the Amended and Restated Stockholders Agreement, the Carlyle Stockholders currently have the right to nominate three of the members of the Board, the Wesco Stockholders have the right to nominate one of the members of the Board and the Board or a committee of the Board has the right to nominate the remaining directors, subject to the terms of the Cooperation Agreement. The number of Board members that the Carlyle Stockholders are entitled to nominate will be reduced to two directors if the Carlyle Stockholders hold less than 15% of our common stock and one director if the Carlyle Stockholders hold less than 10% of our common stock. The Carlyle Stockholders’ rights under the nomination provisions of the Amended and Restated Stockholders Agreement will terminate at such time as they hold less than 5% of our common stock. The Wesco Stockholders’ rights under the nominations provisions of the Amended and Restated Stockholders Agreement will also terminate at such time as they hold less than 5% of our common stock. In addition, for so long as Randy Snyder remains involved with our business, Mr. Snyder must be the Wesco Stockholders’ nominee. However, at such time as Mr. Snyder is no longer involved with our business, the Wesco Stockholders may nominate another director, provided that such nominee is deemed qualified to serve on the Board of a public company.

The Amended and Restated Stockholders Agreement contains restrictions on the transfer of our equity securities by the stockholders, as well as drag-along rights. In the event that we register any of our common stock following our initial public offering, these stockholders have the right to require us to use our best efforts to include the securities held by them, subject to certain limitations, including as determined by the underwriters, and have the right to cause us to effect registrations of shares on their behalf. The Amended and Restated Stockholders Agreement also requires us to indemnify the stockholders in connection with any such registration of our securities.

The Amended and Restated Stockholders Agreement terminates upon (i) a sale or change in control of the Company, (ii) such date as neither the Carlyle Stockholders nor the Wesco Stockholders in the aggregate hold 5% or more of the then-outstanding shares of our common stock or (iii) the approval of the Company and its stockholders who are parties to the Amended and Restated Stockholders Agreement.

Operating Leases

We lease several office and warehouse facilities under operating lease agreements (the “Operating Lease Agreements”) from entities affiliated with or controlled by Randy J. Snyder, who currently serves as our Chairman of the Board and is also a minority stockholder of the Company. Rent expense on these facilities was approximately $1.6 million for the fiscal year ended September 30, 2017. The Operating Lease Agreements expire by their terms between June 30, 2019 and December 31, 2020.

Employee Arrangements

Todd Snyder, the son of Randy J. Snyder, is employed by the Company as Director of Regional Sales. During the fiscal year ended September 30, 2017, Todd Snyder’s total compensation (consisting of his annual base salary, annual bonus, stock-based compensation and other standard benefits) was approximately $200,000. Justin Snyder, who is also the son of Randy J. Snyder and an employee of the Company, was promoted during the fiscal year ended September 30, 2017 to the position of Manager of Strategic Supply Chain, with a base salary of approximately $120,000. Justin Snyder is also eligible to receive an annual bonus and other standard benefits. Compensation for both Todd Snyder and Justin Snyder was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions.

Related Person Transaction Policy

We have adopted a written policy relating to the evaluation of and the approval, disapproval and monitoring of transactions involving us and “related persons.” For the purposes of the policy, “related persons” include our executive officers, directors and director nominees or their immediate family members, or stockholders owning 5% or more of our outstanding common stock.

Our related person transactions policy requires:

•
that any transaction in which a related person has a material direct or indirect interest and that exceeds $120,000 (a “related person transaction”), and any material amendment or modification to a related person transaction, be evaluated and approved or ratified by our Audit Committee or by the disinterested members of the Audit Committee, as applicable; and

•
that any employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction must be approved by the Compensation Committee or recommended by the Compensation Committee to our Board for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the Audit Committee or the disinterested members of the Audit Committee, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction complies with the terms of the agreements governing our material outstanding indebtedness;

•
management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent it is required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

•
management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

In addition, the related person transaction policy provides that the Audit Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the applicable listing exchange and the Internal Revenue Code.

All related person transactions described in this section, with the exception of Todd Snyder’s and Justin Snyder’s respective employment arrangements, occurred prior to adoption of this policy, and as such, these transactions were not subject to the approval and review procedures described above. Todd Snyder’s and Justin Snyder’s employment arrangements were both ratified by Audit Committee in accordance with these approval and review procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding common shares failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during fiscal 2017, with the exception of Makaira Partners, who filed a late Form 4 on August 21, 2017, reporting open market purchases of our common stock on August 16, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 1, 2017, there were a total of 99,523,841 shares of our common stock issued and outstanding. As of December 1, 2017, certain affiliates of Carlyle owned approximately 23.4% of our common stock.

The following table sets forth, as of December 1, 2017, certain information with respect to the beneficial ownership of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each director, director nominee and NEO; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers and their affiliates) is based on a review of statements filed with the SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act with respect to our common stock.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner is c/o Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355.

	Common Stock Beneficially Owned
Name	Number	Percent of Class
Greater than 5% Stockholders:
Falcon Aerospace Holdings, LLC(1)	23,330,184	23.4%
Michael S. Neri(2)	10,519,173	10.6%
Makaira Partners LLC(3)	10,173,818	10.2%
MSD Capital, L.P.(4)	5,045,304	5.1%
Directors and Named Executive Officers:
Randy J. Snyder (5)	690,844	*
Todd S. Renehan (6)	166,699	*
Alex Murray (7)	310,736	*
Kerry A. Shiba (8)	29,450	*
Dayne A. Baird	—	—
Thomas M. Bancroft (9)	10,281,139	10.3%
Paul E. Fulchino (10)	138,030	*
Jay L. Haberland	35,936	*
Scott E. Kuechle	65,068	*
Adam J. Palmer	—	—
Robert D. Paulson	91,378	*
Jennifer M. Pollino	23,148	*
Norton A. Schwartz	29,974	*
All executive officers and directors as a group (14 persons)	11,966,495	11.9%
————————————

*	Denotes less than 1.0% of beneficial ownership.

(1)
Falcon Aerospace Holdings, LLC is the record holder of 23,330,184 shares of common stock. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC Group, L.L.C., which is the managing member of TC Group IV Managing GP, L.L.C., which is the managing member of Falcon Aerospace Holdings, LLC. Accordingly, each of these entities may be deemed to share beneficial ownership of the shares of common stock owned of record by Falcon Aerospace Holdings, LLC. The principal address of each of the foregoing entities is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(2)
Includes (i) 1,425,448 shares of our common stock held by the Randy Snyder 2009 Extended Family Trust, (ii) 1,425,449 shares of our common stock held by the Susan Snyder 2009 Extended Family Trust, (iii) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (iv) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (v) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (vi) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (vii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust and (viii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust. The trusts described in (i) through (viii) above are collectively referred to herein as the Snyder Trusts. Mr. Neri, in his capacity as Managing Director of U.S. Trust Company of Delaware, is the trustee for each of the Snyder Trusts, and in that role has voting power with respect to the shares held by the trusts and is deemed to be an indirect beneficial owner of such shares. Mr. Neri’s address is U.S. Trust Company of Delaware, 1100 N. King Street, Wilmington, DE 19884.

(3)	The address of the principal business office of the reporting person is 7776 Ivanhoe Avenue, #250, La Jolla, California 92037.

(4)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2017 (the “MSD Schedule 13G/A”), by MSD Capital, L.P. (“MSD Capital”), MSD SBI, L.P. (“MSD SBI”) and Michael S. Dell. MSD SBI is the direct owner of the securities covered by the MSD Schedule 13G/A. MSD Capital is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD SBI. MSD Capital Management, LLC (“MSD Capital Management”) is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital. Each of Glenn R. Fuhrman, John Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. The address of the principal business office of each of these reporting persons other than Mr. Dell is 645 Fifth Avenue, 21st Floor, New York, NY 10022. The address of the principal business office of Mr. Dell is c/o Dell, Inc., One Dell Way, Round Rock, TX 78682. The MSD Schedule 13G/A reported beneficial ownership as follows: shared voting power over 5,045,304 shares and shared dispositive power over 5,045,304 shares.

(5)	Consists of 138,344 shares of our common stock beneficially owned by Mr. Snyder and the right to acquire up to 552,500 shares pursuant to options.

(6)
Consists of 30,984 shares of our common stock beneficially owned by Mr. Renehan, the right to acquire up to 72,888 shares pursuant to options and 62,827 restricted stock units that are scheduled to vest in three equal installments on September 30, 2018, 2019 and 2020.

(7)
Consists of 109,881 shares of our common stock beneficially owned by Mr. Murray, the right to acquire up to 161,588 shares pursuant to options and 39,267 restricted stock units that are scheduled to vest in three equal installments on September 30, 2018, 2019 and 2020.

(8)	Consists of 29,450 restricted stock units that are scheduled to vest in three equal installments on September 30, 2018, 2019 and 2020.

(9)
Consists of 22,588 shares of our common stock beneficially owned by Mr. Bancroft, 49,200 shares held in an IRA and 35,533 shares held by Mr. Bancroft’s family members. Also includes 10,173,818 shares held by Makaira Partners. Mr. Bancroft serves as Managing Member, Portfolio Manager and Chief Investment Officer of Makaira Partners and is deemed to be a beneficial owner of such shares.

(10)
Consists of 70,386 shares of our common stock beneficially owned by Mr. Fulchino and the right to acquire up to 6,525 shares pursuant to options. Also includes 61,119 shares of our common stock held by a family trust.

PROPOSAL 2
APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success. Please read the “Compensation Discussion and Analysis” beginning on page 18 for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the stockholders of Wesco Aircraft Holdings, Inc. (the “Company”) approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2017 and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding our executive compensation programs.
Vote Required; Recommendation

The approval by a non-binding advisory vote of our executive compensation requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes have no effect on the outcome of the vote.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3
RECOMMENDATION ON THE FREQUENCY OF
FUTURE ADVISORY VOTES TO APPROVE OUR EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate, on an advisory (non-binding) basis, how frequently we should seek an advisory vote to approve the compensation of our NEOs, such as Proposal 2 included on page 47 of this proxy statement. By voting on this Proposal 3, stockholders may indicate whether they would prefer future advisory votes to approve NEO compensation every year, every other year or every three years.

After careful consideration of this Proposal, the Board has determined that an advisory vote to approve our executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for “every year” as the frequency of future advisory votes to approve our executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote to approve our executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every other year or every three years or abstain from voting. However, because this vote is advisory and not binding on the Company or the Board in any way, the Board may decide that it is in the best interests of the Company to hold an advisory vote to approve our executive compensation more or less frequently than the option approved by our stockholders.

Vote Required; Recommendation

The option of every year, every other year or every three years that receives a majority of the votes cast by shares that are present in person or represented by proxy at the meeting and entitled to vote on such matter at the annual meeting will be considered the frequency selected by the stockholders. In the event that no option receives such majority, we will consider the option that receives the most votes to be the option selected by the stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “EVERY YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE OUR EXECUTIVE COMPENSATION.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, which has been our independent audit firm since September 29, 2006, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending September 30, 2018, and our Audit Committee has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the annual meeting. We have been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and clients. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws, Corporate Governance Guidelines, committee charters or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Principal Accounting Firm Fees

Aggregate fees we were billed for the fiscal years ended September 30, 2017 and 2016 by our principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2017	2016
Audit fees(a)	$2,675,000	$2,604,000
Audit-related fees(b)	15,000	55,000
Tax fees(c)	1,039,000	937,000
All other fees(d)	3,000	3,000
Total	$3,732,000	$3,599,000
————————————

(a)
Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consents and assistance with and review of our SEC filings.

(b)
Audit-related fees include fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements. This category includes assistance in financial due diligence related to mergers, acquisitions and divestitures, accounting consultations, consultations concerning financial accounting and reporting standards, general advice on implementation of SEC and Sarbanes-Oxley Act requirements and audit services not required by statute or regulation.

(c)
Tax fees include fees associated with (i) tax compliance (preparation of tax returns, tax audits and transfer pricing), which were approximately $317,000 and $316,000 during the fiscal years ended September 30, 2017 and 2016, respectively, and (ii) tax planning (domestic and international tax planning, and tax planning for restructurings, mergers, acquisitions and divestitures), which were approximately $722,000 and $621,000 during the fiscal years ended September 30, 2017 and 2016, respectively.

(d)
All other fees include fees for services not captured in any of the above categories. The Audit Committee’s customary practice is not to request PricewaterhouseCoopers LLP to perform services other than for audit, audit-related or tax matters.

Pre-Approval of Independent Auditor Services

The Audit Committee pre-approves the fees and other terms of all engagements for audit and non-audit services provided by the independent auditor. All fees described above were pre-approved by the Audit Committee.

Vote Required; Recommendation

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2018 requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

ANNUAL REPORT

Our annual report for the fiscal year ended September 30, 2017 accompanies this proxy statement.

OTHER BUSINESS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2019 annual meeting of stockholders, you must submit the proposal to our Secretary no later than August 17, 2018 in accordance with Rule 14a-8. In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2019 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than September 27, 2018, and no later than the close of business on October 27, 2018, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, a requirement as to stock ownership and the submission of specified information. For additional requirements, stockholders should refer to Article I, Section 1.12 of our bylaws, a current copy of which may be obtained from our Secretary.

HOUSEHOLDING

We have adopted a procedure called “householding” under which we will deliver only one copy of either the proxy materials or the Notice to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. We will deliver promptly upon written or oral request a separate copy of the proxy statement and our annual report for the fiscal year ended September 30, 2017 to any stockholder at a shared address to which a single copy of either of those documents was delivered. To make such a request, please contact Broadridge, Householding Department by phone at 1-866-540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or if you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, Householding Department by phone at 1-866-540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34698-P99497 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESCO AIRCRAFT HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dayne A. Baird
02) Jay L. Haberland
03) Jennifer M. Pollino
04) Todd S. Renehan

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approve, by a non-binding advisory vote, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote for EVERY YEAR on the following proposal:

	Every Year	Every Other Year	Every Three Years	Abstain
3. Recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve the Company's executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2018.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E34699-P99497

WESCO AIRCRAFT HOLDINGS, INC.
Annual Meeting of Stockholders
January 25, 2018 1:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kerry A. Shiba and John G. Holland, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WESCO AIRCRAFT HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Pacific Time on January 25, 2018, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side